SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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    Soliciting Material Under Rule 14a-12

L-1 IDENTITY SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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177 Broad Street
Stamford, CT 06901

March 20, 2008

To our stockholders:

It is my sincere pleasure to invite you to L-1 Identity Solutions, Inc.’s 2008 annual meeting of stockholders. This year’s meeting will be held on May 7, 2008 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870. At this important meeting, we will focus on the business items listed in the notice of meeting, which follows on the next page.

This year, we are pleased to take advantage of the new Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new e-proxy process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. On or before March 28, 2008, we will mail a notice containing instructions on how to access our 2008 proxy statement and annual report and vote online (the ‘‘E-Proxy Notice’’). The E-Proxy Notice will be distributed to those who hold fewer than 4,000 shares of our common stock through an account at a bank, broker, fiduciary or custodian (unless such holders have previously requested to receive our proxy materials by mail). For all other stockholders, we will send a copy of the proxy statement and annual report by mail by March 28, 2008. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement and annual report, if you only received a notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet, if you received them by mail this year.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,
ROBERT V. LAPENTA Chairman of the Board, President and Chief Executive Officer

177 Broad Street
Stamford, CT 06901

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2008

The 2008 annual meeting of stockholders of L-1 Identity Solutions, Inc. will be held on May 7, 2008 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, for the following purposes:

1.	To elect four Class III Directors;

2.	To approve the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm to audit the consolidated financial statements of L-1 and its subsidiaries for the year ended December 31, 2008; and

4.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Holders of record of our common stock at the close of business on March 17, 2008 are entitled to notice of, and to vote at, the annual meeting.

Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

By Order of the Board of Directors,
Mark S. Molina Executive Vice President, Chief Legal Officer and Secretary

March 20, 2008

THE ANNUAL MEETING

Date, Time and Place

The annual meeting of L-1 Identity Solutions, Inc. (the ‘‘Company’’) will be held on May 7, 2008 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870.

Matters to be Considered

At the meeting, stockholders will be asked to consider and vote to elect four Class III Directors, to approve the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan and to ratify the selection of the independent registered public accounting firm. See ‘‘ELECTION OF DIRECTORS’’, ‘‘THE L-1 IDENTITY SOLUTIONS, INC. 2008 LONG-TERM INCENTIVE PLAN’’ and ‘‘RATIFICATION OF SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’’. The Company’s board of directors (the ‘‘Board of Directors’’) does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

Stockholders as of the record date, i.e., the close of business on March 17, 2008, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 77,837,351 shares of common stock outstanding and entitled to vote, with each share entitled to one vote.

Information About This Proxy Statement

Why you received this proxy statement.    You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the ‘‘SEC’’) and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare Inc.
250 Royall Street
Canton, MA 02021
Attention: Investor Relations
Telephone: (877) 282-1168

Notice of Internet Availability of Proxy Materials.    In accordance with rules and regulations recently adopted by the SEC, we may now furnish proxy materials to some or all of our stockholders on the Internet. On or before March 28, 2008, we will mail a notice containing instructions on how to access our 2008 proxy statement and annual report and vote online (the ‘‘E-Proxy Notice’’). The E-Proxy Notice will be distributed to those who hold fewer than 4,000 shares of our common stock through an account at a bank, broker, fiduciary or custodian (unless such holders have previously requested to receive our proxy materials by mail). For all other stockholders, we will send a copy of the proxy statement and annual report by mail by March 28, 2008.

If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. If you have previously signed up on the Internet to receive proxy materials and other stockholder communications on the Internet instead of by mail, you will be receiving the proxy materials electronically. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Stockholders may also sign up to receive future proxy materials, including E−Proxy Notices, and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs, eliminate bulky paper documents from your personal files, and mitigate the environmental impact of our annual meeting. In order to receive the communications electronically, you must have an e−mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. For additional information regarding electronic delivery enrollment visit www.investorvote.com (for holders of record) or www.proxyvote.com (for holders through intermediaries) or contact our transfer agent or your broker.

Householding.    The SEC’s rules permit us to deliver a single E-Proxy Notice or a set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as ‘‘householding’’ and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at +1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future E-Proxy Notices, proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

Voting by and Revocation of Proxies

Stockholders of record are requested to vote by proxy in one of three ways:

•	By telephone — Use the toll-free telephone number shown on your proxy card;

•	By Internet — Visit the Internet website indicated on your proxy card and follow the on-screen instructions; or

•	By Mail — if you received your proxy materials by mail, you can date, sign and promptly return your proxy card by mail in the enclosed postage prepaid envelope.

Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the proxy card. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return your proxy card.

If a stockholder does not return a signed proxy card or submit a proxy by the Internet or by telephone, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted for election of each nominee for director named herein, for approval of the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan and for ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the

Company’s Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

Required Votes

Election of Directors.    Under Delaware law, the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting (i.e. the largest number of votes cast) is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality.

Approval of the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan.    The affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting is required to approve the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan.

Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.     The affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Effect of abstentions and broker non-votes.    For purposes of the election of directors, approval of the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan and ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, abstentions and broker non-votes will each be included in the determination of the number of shares present for purposes of constituting a quorum, but will not be counted as votes cast.

Other Matters.    If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting, such as the election of directors and the ratification of the appointment of Deloitte & Touche LLP. The approval of the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan, however, is considered a non-discretionary item and therefore, your broker may not vote your shares without instructions from you. If you do not provide voting instructions on a non-discretionary item, the shares will be treated as ‘‘broker non-votes.’’ ‘‘Broker non-votes’’ will be included in determining the presence of a quorum at the annual meeting but are not counted as votes cast.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of this proxy statement, the annual report, the E-Proxy Notice, the proxy card and any additional information furnished to stockholders. Copies of our E-Proxy Notice will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. We will bear the cost of maintaining a website compliant with regulations promulgated by the SEC to provide internet availability of this proxy statement, our annual report and proxy card. We have retained Broadridge Investor Communication Solutions, Inc. to provide such a web hosting facility at an annual cost of $2,500. In addition, we retained The Altman Group, Inc. to act as proxy solicitor in conjunction with the meeting. The Company has agreed to pay that firm a base fee of $7,500, plus customary call-based fees and reasonable out of pocket expenses, for proxy solicitation services. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

We have been advised that a representative of Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2007, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Company has a classified board of directors, divided into three classes, and the term of the current Class III Directors will expire on the date of the annual meeting. The nominees for the Board of Directors, each of whom is currently serving as a Class III Director, are described below. The Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2011 and until successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Nominating and Corporate Governance Committee may propose.

Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class III Directors
Milton E. Cooper	69, has served as a director of the Company since August 2006 and previously served on the board of directors of Identix Incorporated (‘‘Identix’’) from 2001 through August 2006. Mr. Cooper is a past Chairperson for the Secretary of the Army’s National Science Center Advisory Board. From 1992 until his retirement in June 2001, Mr. Cooper served as President, Federal Sector for Computer Sciences Corporation (‘‘CSC’’), one of the largest systems integrators for federal government agencies and a leading supplier of custom software for aerospace and defense applications. Mr. Cooper joined Systems Group, the predecessor organization to CSC’s Federal Sector, in 1984, as Vice President, Program Development. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company.
Malcolm J. Gudis	66, has served as a director of the Company since August 2006 and formerly served on the board of directors of Identix from 2001 through August 2006. In 1993, he retired as a Senior Vice President of Electronic Data Systems Corporation (‘‘EDS’’), where he had worked for 22 years. For six of those years, he served as a member of EDS’ Board of Directors, and for eight of those years, he served on EDS’ eight-person Leadership Council. Mr. Gudis also had direct responsibility for all of EDS’ international, commercial business interests outside of North America, including operations in over 30 countries as well as worldwide responsibility for the market segments comprising the Communications, Transportation and Energy and Petrochemical industries. In 1998, Mr. Gudis was awarded the first International Alumni Award by The Max M. Fisher School of Business at Ohio State University. He currently serves on The Dean’s Advisory Council at The Fisher School of Business at Ohio State University, The board of trustees of The Episcopal School of Dallas where he serves as Chancellor, and numerous charitable and business organizations’ advisory boards.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
John E. Lawler	58, has served as a director of the Company since August 2006 and formerly served on the board of directors of Identix from June 2002 through August 2006. Mr. Lawler also served as a director of Visionics Corporation from December 1999 through June 2002. Mr. Lawler has been President of East/West Financial Services, Inc., a diversified financial management and business consulting firm, since November 1987. He is also a co-founder and current Chief Executive Officer of Sterling Wealth Management, Inc., a registered investment advisor, and has served on its board of directors since October 1999, currently serving as Chairman. From March 1982 to March 1988, Mr. Lawler served in various executive positions in Washington D.C. public relations firms, including Gray and Company, an advertising, public relations and lobbying firm, for which he served as Chief Financial Officer. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C. Mr. Lawler also serves on the board of directors of NCI, Inc., a NASDAQ listed government integrator company and on the Board of Trustees of two non-profit faith based endowment funds in Washington, D.C.
B. Boykin Rose	58, has served as a director of the Company since August 2006. Mr. Rose currently serves on the South Carolina Education Lottery Commission, to which he was appointed by Senator Glenn McConnell, President Pro Tempore of the Senate and Chairman of the Senate Judiciary Committee. He is an officer of Fear No Wind, LLC, a company he co-founded in 2004 and serves as Vice President of the Huguenot Society of South Carolina Board of Directors. Mr. Rose served as the Director of the South Carolina Department of Public Safety for nine years. During his tenure as Director, Mr. Rose’s responsibilities included establishment and administration of the Department’s internal operation, policies and procedures and assumed direction of a number of departmental entities including the State Highway Patrol; the State Transport Police Division including the Size and Weight Enforcement Division; the Criminal Justice Academy and Training Division; the Highway Safety Office; the Division of Motor Vehicles which includes the Driver Licensing Division; Vehicle Registration; Vehicle Titling; Licensing and Vehicle Enforcement; the Bureau of Protective Services; and the Office of Justice Programs.

The Board of Directors recommends a vote FOR the above-named nominees.

Other Members of the Board of Directors

Including the nominees, the Board of Directors currently consists of 12 directors, each of whom, other than the nominees, is described below. The term of the Class I Directors shall expire at the 2009 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The term of the Class II Directors shall expire at the 2010 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
B.G. Beck	71, has served as a director of the Company since February 2004. Mr. Beck was the Founder, President and Chief Executive Officer of Trans Digital Technologies Corporation from 1998 until its acquisition by the Company in February 2004. Mr. Beck currently serves as a member of the board of directors of Cardinal Financial Corporation, a provider of comprehensive individual and corporate banking services.
Denis K. Berube	65, has served as a director of the Company since its incorporation in 1996. Mr. Berube is Executive Vice President and Chief Operating Officer of Lau Technologies. Mr. Berube has been employed at Lau since 1990.
George J. Tenet	55, has served as a director of the Company since December 2005. Mr. Tenet is currently a Managing Director at Allen & Company and serves as the Chairman of the CIA Memorial Foundation. He has been a Distinguished Professor in the Practice of Diplomacy, at the Georgetown University School of Foreign Service from October 2004 until November 2007. From July 1997 to July 2004, Mr. Tenet was the Director of Central Intelligence. Mr. Tenet served as the Deputy Director of Central Intelligence from July 1995 until July 1997. From 1993-1995, he served as Special Assistant to the President and Senior Director for Intelligence Programs on the National Security Council. Prior to that, he served as a Professional Staff Member and Staff Director of the Senate Select Committee on Intelligence from 1985-1992. From 1982-1985, Mr. Tenet was legislative assistant and legislative director for Senator John Heinz. Mr. Tenet currently serves on the board of directors of Granahan McCourt Acquisition Corporation, and on the board of advisors of Qinetiq North America.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class II Directors
Robert V. LaPenta Chairman, President and Chief Executive Officer	62, has served as the Chairman of the Board of Directors of the Company since December 2005 and as President and Chief Executive Officer of the Company since August 2006. Mr. LaPenta is the founder and Chief Executive Officer of L-1 Investment Partners, LLC, a private investment management firm. From April 1997 to April 2005, Mr. LaPenta served as President, Chief Financial Officer and a director of L-3 Communications Holdings, Inc., which he co-founded in April 1997. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. LaPenta was a Vice President of Lockheed Martin and was Vice President and Chief Financial Officer of Lockheed Martin’s Command, Control, Communications and Intelligence and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral’s Senior Vice President and Controller, a position he held since 1991. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979. Mr. LaPenta is on the board of trustees of Iona College, the board of directors of Core Software Technologies and the board of directors of Leap Wireless International, Inc.
Robert S. Gelbard	64, has served as a director of the Company since September 2005. Ambassador Gelbard has been Chairman of Washington Global Partners, LLC, an international business consulting firm, since April 2005. Prior to that, he was a self-employed international business consultant beginning in October 2002. From March 2002 to September 2002, he was Senior Vice President of International Affairs and Government Relations for ICN Pharmaceuticals, Inc., a global pharmaceuticals company. From February 1967 to January 2002, Ambassador Gelbard held various senior level positions in the U.S. Department of State, including serving as Ambassador to Indonesia from 1999-2001, President Clinton’s Special Representative for the Balkans from 1997-1999, Assistant Secretary of State from 1993-1997, and Ambassador to Bolivia from 1988-1991. In 1989 Ambassador Gelbard received the Presidential Meritorious Award, and in 2002 he received the State Department Distinguished Service Award, its highest decoration.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
James M. Loy	65, has served as a director of the Company since July 2006. Mr. Loy has been Senior Counselor at The Cohen Group since 2005. From 2003 to 2005, Mr. Loy served as Deputy Secretary of Homeland Security. From 2002 to 2003, he was Administrator, Transportation Security Administration. He served as Commandant of the U.S. Coast Guard from 1998 to 2002 and was Coast Guard Chief of Staff from 1996 to 1998. From 1994 to 1996, Mr. Loy was Commander of the Coast Guard’s Atlantic Area. Mr. Loy also serves on the board of directors of Lockheed Martin Corporation.
Harriet Mouchly-Weiss	65, has served as a director of the Company since its incorporation in 1996. Ms. Mouchly-Weiss founded Strategy XXI Group, an international communications and consulting firm, in January 1993 and has served as its managing partner since that time.
Peter Nessen	72, has served as a director of the Company since its incorporation in 1996. Since July 2003, Mr. Nessen has served as the President of Nessen Associates Ltd., a non-profit consulting company. From January 2003 to July 2003, Mr. Nessen served as an adviser to the Governor of the Commonwealth of Massachusetts on education matters. Mr. Nessen has been chairman of the board of directors of NCN Financial, a private banking firm, since January 1995. From June 1993 through December 1994, Mr. Nessen was Dean for Resources and Special Projects at Harvard Medical School. From January 1989 to February 1993, Mr. Nessen was Secretary of Administration and Finance for the Commonwealth of Massachusetts.

CORPORATE GOVERNANCE

Board Independence Standards for Directors

Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.L1id.com, the Board of Directors is required to affirmatively determine that a majority of our directors are independent under the listing standards of the New York Stock Exchange (‘‘NYSE’’), the principal exchange on which our common stock is traded.

During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a ‘‘material relationship’’ that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any ‘‘categorical standards’’ for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

As a result of this review, the Board of Directors affirmatively determined that, other than Robert V. LaPenta, B.G. Beck and Denis K. Berube, all of our directors are independent under the listing standards of the NYSE.

Based on the recommendations of the Nominating and Corporate Governance Committee, the Board of Directors concluded that a certain contractual arrangement between Strategy XXI Group and the Company (the ‘‘Agreement’’) signed by the Company in October 2006 and terminated by the Company in January 2007 does not constitute a ‘‘material relationship’’ and therefore does not affect the independence determination for Ms. Mouchly-Weiss. Ms. Mouchly-Weiss is a Managing Partner at Strategy XXI Group. Pursuant to the Agreement, Strategy XXI Group provided marketing consulting services to the Company in China in exchange for compensatory fees and the reimbursement of Strategy XXI Group’s reasonable expenses. The Company paid Strategy XXI Group a total of $26,053.73 in 2006, and $19,090.72 in 2007. After a review and analysis of the Agreement and a discussion of the related facts and circumstances, the Nominating and Corporate Governance Committee concluded that, given the immaterial nature of the Agreement, the immaterial dollar value of the Agreement, and the immaterial nature of the relationship between the Company and Strategy XXI Group, and furthermore, given the fact that Ms. Mouchly-Weiss did not directly participate in providing consulting services to the Company while the Agreement was in effect, neither the Agreement nor Strategy XXI Group’s relationship with the Company constituted a ‘‘material relationship’’, and, therefore, neither the Agreement nor Strategy XXI Group’s relationship with the Company affected the independence determination for Ms. Mouchly-Weiss.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are available without charge upon request directed to Investor Relations, 177 Broad Street, Stamford, CT 06901, and are posted on our website at www.L1id.com.

Audit Committee

Members of the Audit Committee are Mr. Peter Nessen (Chairman), Mr. John E. Lawler (Vice Chairman), Mr. Malcolm J. Gudis, and Mr. James M. Loy.

The Board of Directors has determined that each member of the Audit Committee is independent pursuant to the listing standards of the NYSE and the applicable rules of the SEC, that each member of the Audit Committee is financially literate pursuant to the listing standards of the NYSE and that each of Mr. Peter Nessen and Mr. John E. Lawler meets the additional criteria imposed by the SEC to qualify as an audit committee financial expert.

The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs and (d) the annual independent audit of our financial statements. In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings.

The Audit Committee met eight times in 2007. The Audit Committee regularly holds meetings at which it meets with our independent registered public accounting firm without management present.

Compensation Committee

The members of the Compensation Committee are Mr. Milton Cooper (Chairman), Mr. Robert S. Gelbard, Mr. Malcolm J. Gudis, Mr. James M. Loy, Ms. Harriet Mouchly-Weiss, Mr. B. Boykin Rose and Mr. George J. Tenet.

The Board of Directors has determined that each member of the Compensation Committee is independent pursuant to the listing standards of the NYSE and qualifies as an ‘‘outside director’’ pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Cooper has served as Chairman of the Compensation Committee from August 29, 2006 to date, and is expected to continue to serve in that capacity until the conclusion of the annual meeting, at which point Mr. James M. Loy will assume the role of Chairman of the Compensation Committee.

The Compensation Committee plays an integral role in the Company’s processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee recommends to the Board of Directors the compensation policies and individual compensation decisions for our executive officers and directors, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, except for grants and awards for directors and executive officers, for which a recommendation is made to the Board of Directors. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers.

The Board of Directors has sole decision-making authority with respect to all compensation decisions for our executive officers and directors, including annual incentive plan awards and grants of equity awards. The Board of Directors is responsible for finalizing and approving the performance objectives relevant to the compensation of our Chairman, President and CEO and considers the recommendations of the Compensation Committee in that regard. The Nominating and Corporate Governance Committee is responsible for leading the Board of Directors in evaluating the performance of our Chairman, President and CEO in light of those objectives.

The Compensation Committee’s recommendations are developed with input from our Chairman, President and CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with multiple other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company’s compensation policies and decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading ‘‘Executive Compensation- Compensation Discussion and Analysis’’.

To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. In 2007, the Company retained Mercer LLC (‘‘Mercer’’) to assist in formulating executive compensation recommendations and Mercer also assisted in the preparation of the Company’s 2007 proxy statement. The Compensation Committee reviewed and evaluated materials and recommendations on executive compensation provided by Mercer to the Company. Also in 2007, the Compensation Committee retained Watson Wyatt Worldwide to obtain information, analysis and recommendations respecting certain equity awards for executive officers and, in this context, total compensation, independent from management’s recommendations. In February 2008, in furtherance of its desire to continue to ensure advisor independence from management, the Compensation Committee further expanded its relationship with Watson Wyatt Worldwide to provide a broader level of support to the Compensation Committee in recommending the amount and form of prospective executive and director compensation.

Watson Wyatt Worldwide reports directly to the Compensation Committee and the Compensation Committee may replace Watson Wyatt Worldwide or hire additional consultants at any time. Representatives of Watson Wyatt Worldwide attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard. None of our management participated in the Compensation Committee’s decision to retain Watson Wyatt Worldwide as the Compensation Committee’s independent executive compensation consultant. The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Watson Wyatt Worldwide is independent in providing executive compensation consulting services to the Compensation Committee. The scope of Watson Wyatt Worldwide’s business is providing executive compensation consulting services and it does not provide the Board of Directors, the Compensation Committee or the Company, directly or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing. In addition, as part of its engagement by the Compensation Committee, Watson Wyatt Worldwide will advise the Chairman of the Compensation Committee of any potential conflicts of interest that could arise and cause Watson Wyatt Worldwide’s independence and duty of loyalty to the Compensation Committee to be questioned. In light of these factors, the Compensation Committee does not believe that a formal conflicts policy is necessary at this time.

The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company’s proxy statement and annual report. The recommendation is described in a Compensation Committee Report included in this proxy statement.

The Compensation Committee met 13 times in 2007.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Robert S. Gelbard (Chairman), Mr. Malcolm J. Gudis, Mr. John E. Lawler, Ms. Harriet Mouchly-Weiss, Mr. Peter Nessen and Mr. B. Boykin Rose.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, pursuant to the listing standards of the NYSE. Mr. Gelbard serves as Chairman of the Nominating and Corporate Governance Committee.

Our Amended and Restated Certificate of Incorporation expressly delegates to the Nominating and Corporate Governance Committee the full and exclusive power and authority otherwise conferred upon the Board of Directors to evaluate candidates and nominate persons to stand for election to the Board of Directors or fill vacancies on the Board of Directors or newly created directorships. In addition, the Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors performance.

Our Amended and Restated Certificate of Incorporation provides that the Class III Directors have the right to appoint one additional Director, notwithstanding the other exclusive powers and authorities vested in the Nominating and Corporate Governance Committee. The Amended and Restated Certificate of Incorporation also requires that any increase in the maximum size of the Board of Directors (currently 14 with two vacancies) requires the approval of (A) at least two thirds of the entire Board of Directors and (B) at least two thirds of the independent members of the Board of Directors.

The Nominating and Corporate Governance Committee met six times in 2007.

Stockholder Nominations

Our Amended and Restated By-Laws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s annual meeting of stockholders. The Board of Directors has also adopted a formal policy concerning stockholder recommendations of Board of Directors’ candidates to the Nominating and Corporate Governance Committee. This policy is set forth in the Company’s Nominating and Corporate Governance Committee charter, which is available on the Company’s website at www.L1id.com. Under this policy, the Nominating and Corporate Governance Committee considers director candidates recommended by stockholders who satisfy the notice, information and consent requirements set forth in the Company’s by-laws. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Secretary at the Company’s principal executive offices at 177 Broad Street, Stamford, CT 06901. A stockholder’s recommendation must be received by the Company (i) no later than the 75th day, nor earlier than the 120th day, prior to the first anniversary of the date that our Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, (ii) or, in the event that the annual meeting of stockholders is called for a date more than seven days prior to the first anniversary of the date that our Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, (A) no later than the close of business on the 20th day following the first date on which the date of such meeting was publicly disclosed or (B) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (x) the 20th day following the first date of public disclosure of the date of such meeting or (y) the 75th day prior to the scheduled date of such meeting.

A stockholder’s recommendation must be accompanied by the following information with respect to a stockholder director nominee as specified in the By-Laws (i) the name, age, business address and residence address of the recommended person, (ii) the principal occupation or employment of the recommended person during the past five years, (iii) the class and number of shares of the Company stock beneficially owned by the recommended person on such date, (iv) whether in the past five years the recommended person has (1) filed for bankruptcy, (2) been convicted in a criminal proceeding or named subject of a criminal proceeding, (3) been found by any court of competent jurisdiction to have violated any Federal law or Federal commodities law, and such judgment or finding was not been subsequently reversed, suspended or vacated or (4) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any competent jurisdiction or of any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or her or otherwise limiting him or her from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity and (v) the consent of the recommended person to serve as a director of the Company in the event that he or she is elected.

The recommending stockholder must also include in the notice (i) his or her name and address, (ii) the number of shares beneficially owned by him or her on the date of notice and the number of shares beneficially owned by any other stockholder supporting such nomination, (iii) a representation that he or she intends to appear in person at the meeting or that he or she nominates the person specified in the notice and (iv) a description of all arrangements or understanding between him or her and the nominee.

We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See ‘‘PROPOSALS BY STOCKHOLDERS’’ for the deadline for nominating persons for election as directors at our 2009 annual meeting of stockholders.

Criteria for Director Nominees

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	character and integrity;

•	expertise and experience, including leadership qualities and experience, high-level managerial experience in a relatively complex organization or experience dealing with complex problems;

•	ability to provide advice and practical guidance based on experience;

•	independence pursuant to the rules promulgated by the SEC and the NYSE;

•	sound and independent business judgment and commitment to stockholder value;

•	sufficient time to dedicate towards Board of Directors’ activities and towards fulfillment of responsibilities to the Company; and

•	whether the candidate assists in achieving a mix of Board of Directors members that represents a diversity of background and professional experience.

Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. The Company has, in the past, engaged a third party to identify and evaluate potential nominees.

Attendance at Meetings

Board and Committee Meetings

It is our policy that directors are expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

In 2007, the Board of Directors held 14 meetings (including regularly scheduled and special meetings) and took action by unanimous written consent on three occasions. All directors, other than Mr. Buddy G. Beck and Mr. George J. Tenet, attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which such director served.

Stockholder Meeting

Nine directors attended our 2007 annual meeting of stockholders.

Director Presiding at Executive Sessions

Consistent with the Company’s Corporate Governance Policy, the Board of Directors schedules executive sessions without any management members present in conjunction with every regularly scheduled Board of Directors’ meeting. Peter Nessen, Chairman of the Audit Committee of the Board of Directors, presides over regularly scheduled executive sessions of non-management directors.

Stockholders and other parties interested in communicating directly with Mr. Nessen may do so by writing to Mr. Nessen, c/o Secretary, 177 Broad Street, Stamford, CT 06901.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Secretary, 177 Broad Street, Stamford, CT 06901. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman and Vice Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone ‘‘hotline’’ operated by an independent party. A copy of our Whistleblower Policy is available on our website at www.L1id.com.

Stockholders and other parties interested in communicating directly with Mr. Nessen or Mr. Lawler as Chairman and Vice Chairman of the Audit Committee, respectively, may do so by writing to Mr. Nessen or Mr. Lawler, c/o Secretary, 177 Broad Street, Stamford, CT 06901.

Code of Business Ethics & Standards of Conduct

We have adopted a Code of Business Ethics & Standards of Conduct (the ‘‘Code’’), that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the Code are available without charge upon request directed to Investor Relations, 177 Broad Street, Stamford, CT 06901, and from our website at www.L1id.com. Any amendments to, or waivers under, our Code which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company’s website at www.L1id.com.

Corporate Governance Policy

We have adopted a Corporate Governance Policy. This policy outlines the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors’ working process. Copies of our Corporate Governance Policy are available without charge upon request directed to Investor Relations, 177 Broad Street, Stamford, CT 06901, and from our website at www.L1id.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10 percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2007, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis except that each of our non-employee directors and Louis J. Freeh, a former non-employee director, filed one late Form 4 covering one transaction.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are present or past employees or officers of the Company or any of its subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934. None of our executive officers currently serves, or in the past fiscal year has served, on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board of Directors or Compensation Committee.

The information contained in this proxy statement with respect to the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, the description of the Audit Committee and the independence of the non-management members of the Board of Directors shall not be deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such a filing.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Set forth below is certain information as of March 17, 2008, with respect to the beneficial ownership determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of our common stock by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock, (2) each director and nominee for director, (3) each of the named executive officers named in the Summary Compensation Table under ‘‘Executive Compensation,’’ and (4) all of our executive officers and directors as a group. Unless otherwise stated, the business address of each person listed is c/o L-1 Identity Solutions, Inc., 177 Broad Street, Stamford, CT 06901.

	Securities Beneficially Owned(1)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Outstanding(2)
Principal Securityholders:
Aston Capital Partners L.P.(3)	9,219,047	11.60%
L-1 Investment Partners, LLC(4)	9,499,047	11.91%
Directors:
B.G. Beck(5)	1,112,004	1.42%
Denis K. Berube(6)	2,194,262	2.81%
Milton E. Cooper(7)	105,870	*
Robert S. Gelbard(8)	36,515	*
Malcolm J. Gudis(9)	77,490	*
John E. Lawler(10)	84,686	*
James M. Loy(11)	13,250	*
Harriet Mouchly-Weiss(12)	66,508	*
Peter Nessen(13)	67,679	*
B. Boykin Rose(14)	13,250	*
George J. Tenet(15)	21,411	*
Named Executive Officers:
Robert V. LaPenta(16) Chairman, President, and Chief Executive Officer	10,493,152	13.14%
James DePalma(17) Executive Vice President, Chief Financial Officer and Treasurer	9,578,419	12.00%
Joseph Atick(18) Executive Vice President, Chief Strategy Officer	1,132,100	1.44%
Mark S. Molina(19) Executive Vice President, Chief Legal Officer and Secretary	294,736	*
Joseph Paresi(20) Executive Vice President, Chief Marketing Officer	9,549,904	11.97%
All Directors and Officers as a Group(21) 18 persons	15,933,401	19.61%

*	Less than 1%.
(1)	The holdings reported in this table for directors and executive officers are based upon information supplied by these individuals to the Company.
(2)	Applicable percentages are based on 77,837,351 shares outstanding as of March 17, 2008.
(3)	Includes 1,600,000 shares of common stock issuable pursuant to currently exercisable warrants held by Aston Capital Partners L.P. (‘‘Aston’’). The ultimate controlling persons of Aston are Robert V. LaPenta, James A. DePalma, Doni L. Fordyce and Joseph Paresi, each of whom is an executive officer of the Company, a managing member of L-1 Investment Partners LLC (‘‘L-1 Partners’’), the investment manager of Aston, and a managing member of Aston Capital Partners GP LLC, the general partner of Aston.
(4)	Includes 7,619,047 shares of common stock and 1,600,000 shares of common stock issuable pursuant to currently exercisable warrants held by Aston, of which L-1 Partners is the general partner and investment manager. Also includes 280,000 shares of common stock issuable pursuant to currently exercisable warrants held by L-1 Partners.
(5)	Includes 79,995 shares of common stock held in a grantor retained annuity trust of which Mr. Beck is a trustee. Also includes 13,000 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.

(6)	Includes 2,112,581 shares of common stock held by Lau Technologies and 400 shares of common stock held by Ms. Lau, the spouse of Mr. Berube. Also includes 23,000 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date. Mr. Berube disclaims beneficial ownership of the shares held by Lau Technologies and the shares held by Ms. Lau.
(7)	Includes 85,140 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(8)	Includes 19,000 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(9)	Includes 56,760 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(10)	Includes 49,665 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(11)	Includes 6,250 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date
(12)	Includes 38,667 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(13)	Includes 42,500 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(14)	Includes 6,250 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(15)	Includes 13,250 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(16)	Includes 121,382 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston and 1,600,000 shares of common stock issuable pursuant to currently exercisable warrants held by Aston and 280,000 shares of common stock issuable pursuant to currently exercisable warrants held by L-1 Partners. Mr. LaPenta is a managing member of L-1 Partners. Mr. LaPenta disclaims beneficial ownership of the shares held by Aston, the shares issuable to Aston upon the exercise of warrants, and the shares issuable to L-1 Partners upon the exercise of warrants.
(17)	Includes 68,930 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston and 1,600,000 shares of common stock issuable pursuant to currently exercisable warrants held by Aston and 280,000 shares of common stock issuable pursuant to currently exercisable warrants held by L-1 Partners. Mr. DePalma is a managing member of L-1 Partners. Mr. DePalma disclaims beneficial ownership of the shares held by Aston, the shares issuable to Aston upon the exercise of warrants, and the shares issuable to L-1 Partners upon the exercise of warrants.
(18)	Includes 537,657 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(19)	Includes 291,672 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date.
(20)	Includes 46,857 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston and 1,600,000 shares of common stock issuable pursuant to currently exercisable warrants held by Aston and 280,000 shares of common stock issuable pursuant to currently exercisable warrants held by L-1 Partners. Mr. Paresi is a managing member of L-1 Partners. Mr. Paresi disclaims beneficial ownership of the shares held by Aston, the shares issuable to Aston upon the exercise of warrants, and the shares issuable to L-1 Partners upon the exercise of warrants.
(21)	Consists of 1,506,237 shares of common stock issuable pursuant to stock options which were exercisable as of March 17, 2008, or which become exercisable within 60 days of such date, 1,880,000 shares of common stock issuable pursuant to currently exercisable warrants held by Aston and L-1 Partners, and 12,547,164 shares of common stock held by the executive officers and directors as a group and deemed to be beneficially held by the directors and executive officers as a group, including 7,619,047 shares of common stock held by Aston.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This section provides information regarding the Company’s compensation policies and decisions for Robert V. LaPenta, our Chairman, President, and Chief Executive Officer (our ‘‘CEO’’), James A. DePalma, our Executive Vice President, Chief Financial Officer, and Treasurer (our ‘‘CFO’’), and the three most highly-compensated individuals other than our CEO and CFO who were serving as executive officers at December 31, 2007: Joseph Atick, Executive Vice President and Chief Strategy Officer; Mark S. Molina, Executive Vice President, Chief Legal Officer, and Secretary; and Joseph S. Paresi, Executive Vice President and Chief Marketing Officer. The compensation of these five executives is covered in the Summary Compensation Table presented in this proxy statement (the ‘‘Named Executive Officers’’). The Compensation Discussion and Analysis appearing in this section (the ‘‘CD&A’’) includes information regarding, among other things, our executive compensation philosophy, the overall objectives of our executive compensation program, what our compensation policies are designed to reward, and a discussion of each element of compensation.

Introduction

The Company is the trusted provider of solutions and services that protect and secure personal identities and assets. Together, our portfolio of subsidiaries and divisions — Viisage (Secure Credentialing Division), Identix, Integrated Biometric Technology LLC, SecuriMetrics Inc., Iridian Technologies, Inc., ComnetiX Inc., Spectal LLC, McClendon LLC, Advanced Concepts, Inc., and Bioscript Inc. deliver a full range of offerings required for solving the problems associated with managing human identity. Our offerings form the cornerstone for building convenient and secure identification (ID) solutions. They are built on a 20-year history of trust and reliability established by serving the identity needs of federal governments, civil agencies, law enforcement, border management agencies and commercial businesses.

Our customers include domestic and international governments, law enforcement and border management agencies, various U.S. military branches, and commercial businesses. The security industry has grown rapidly in recent years and is constantly changing as a result of technological advances, the ever-increasing sophistication of our customers, and the demand for comprehensive security solutions. In an effort to maintain our leadership position in identity solutions and to meet ever-changing security needs, we must attract and retain executives who are experienced in the security industry and in running growing global businesses. Our long-term success is dependent on a leadership team with the integrity, skills, and dedication necessary to oversee a dynamic organization and the vision to anticipate and respond to emerging market developments. Our executive compensation program is designed to motivate and reward individuals who possess these characteristics.

Summary of Our Executive Compensation Program

Program Objectives

Our executive compensation program is designed to further the Company’s annual and long-term business objectives by providing our executives with compensation that is competitive within our industry sector and that will motivate our executives to make decisions that enhance both the Company’s financial position and the value of our stockholders’ investments. The program links compensation directly to both corporate and individual performance to motivate executives to superior performance and to ensure their continuing employment.

Compensation-Setting Process

We use a structured process to make compensation decisions for our executives. Each year, the Compensation Committee reviews the base salaries, annual incentive award opportunities, long-term incentive awards, and Target Total Direct Compensation (‘‘TTDC’’, which represents the sum of these three compensation elements) of our executives, including the Named Executive Officers, and makes recommendations to the Board of Directors for approval. Generally, the Compensation Committee works with our CEO throughout its deliberations to ensure that our executives are compensated in accordance with our compensation objectives and policies. It also considers market practices to ensure that the compensation that we pay to our executives is competitive by reviewing executive compensation data for comparable companies and general industry surveys.

Competitive Market Analysis

As noted above, in formulating compensation recommendations for our executives, including the Named Executive Officers, the Compensation Committee considers prevailing competitive market practices. In recognition of the Company’s recent significant growth and our ongoing need to motivate and retain executives experienced in the complexities of managing an organization that is being built through numerous acquisitions, in 2007 the Compensation Committee, with the assistance of Mercer, a national compensation consulting firm, identified a group of comparable companies with the goal of assuring that the roles and responsibilities of the executives of those companies were comparable to the roles and responsibilities of our executives. Mercer followed a selection and narrowing process to develop the group of comparable companies, as described below.

•	First, Mercer evaluated the external marketplace of software/technology companies to identify any organizations that operate in the same market as L-1 — either the Biometric, Government Consulting Services, Document Authentication or Credentialing markets.

•	Second, Mercer screened those companies to identify those with revenue ranging from 50% to 300% of the Company’s total revenue.

•	Next, because L-1’s direct competitors fell outside the target revenue range and were not highly acquisitive in nature, Mercer also selected technology and software companies that were in the target revenue range and are highly acquisitive.

After completing the process described above, Mercer provided the Compensation Committee with a final group of comparable companies consisting of:

•	Citrix Systems,

•	Mcafee,

•	Sybase,

•	Parametric Technology Corp,

•	Lawson Software,

•	National Instruments Corp,

•	Tibco Software,

•	Quest Software,

•	Citadel Broadcasting Corp., Nuance Communications, and

•	Progress Software Corporation (the ‘‘Peer Group’’).

In addition, because of the difficulty in identifying comparable companies, Mercer supplemented the selection of the Peer Group by reviewing compensation data from two general industry surveys that included companies with revenues that were very similar to the Company’s total revenue. Specifically, the following general industry surveys were considered, together with the Peer Group, in determining the base salaries and Target Total Direct Compensation of our executives.

Mercer — Americas Executive Remuneration Database Survey, general industry

Wyatt — Top Management Survey, general industry

In using these surveys, Mercer recommended that a 20% premium be applied to the data for each comparable executive position to reflect the relatively higher compensation levels of executives in the high technology sector. In addition, Mercer updated all survey data, which reflected 2006 information, by increasing relevant compensation amounts by 4.1%, to reflect annual pay trends for executives. The base salary, annual incentive opportunity and total cash compensation recommended by management was compared against both the Peer Group data and the published survey data in order to analyze the competitiveness of our executives’ compensation.

2007 Compensation Considerations

In 2007, the Compensation Committee recommended, and the Board of Directors approved, adjustments to our executives’ base salaries, annual incentive award payments, and stock option grants. In reviewing the compensation levels for our executives, including the Named Executive Officers, for 2007, the Compensation Committee took into consideration the Company’s recent significant growth since the merger of Viisage Technology, Inc. (‘‘Viisage’’) and Identix in 2006, when compensation was last reviewed. The Compensation Committee also noted that, by virtue of its successful acquisition strategy, the Company’s revenue was nearly six times larger in 2007 than in 2005 and, as of December 31, 2007, the Company had a total of eight operating subsidiaries and divisions (the Company added a ninth operating subsidiary in March 2008). Based on these achievements and its ongoing business strategy, the Compensation Committee determined that the Company will continue to require highly experienced managers, and motivating and retaining qualified executives will remain critical to our future success.

The Compensation Committee developed its compensation recommendations with input from our CEO. The Compensation Committee also considered the market compensation data (as defined below) and input from Mercer and Watson Wyatt, each a national compensation consulting firm. Based on these considerations, the Compensation Committee determined that, in the aggregate, the compensation elements for our executives, including the Named Executive Officers, including base salaries, annual incentive award opportunities, and long-term incentive awards, should continue to be set at or about an average of the 75th percentile of the Peer Group data and the published survey data as adjusted by Mercer. This average is referred to in the remainder of this CD&A as ‘‘market compensation data.’’

When determining where to position the compensation of each executive, including each Named Executive Officer, the Compensation Committee also considered each individual’s past performance, experience, importance to our business, internal equity, and his compensation level relative to the market compensation data. Further, the Compensation Committee evaluated the TTDC opportunity for each executive to assure that all compensation decisions were aligned with our compensation philosophy. Finally, each executive’s annual compensation, and specifically long-term incentive compensation, was reviewed in light of his overall wealth opportunity and decisions were made specifically to ensure that the overall wealth opportunity of the executive was adequate in light of such person’s role and contribution to the Company.

Elements of Compensation

In 2007, the primary compensation elements for our executives, including the Named Executive Officers, were:

•	base salary;

•	annual incentive awards;

•	long-term incentive awards (in the form of stock options); and

•	retirement and other benefits

In addition, certain of our executives, including all of our Named Executive Officers, have an employment agreement with the Company that provides for certain retirement benefits and potential payments upon termination of employment for a variety of reasons, including following a change in control of the Company.

Base Salary

Under our executive compensation program, we view the purpose of base salary to fairly and competitively compensate our executives, including the Named Executive Officers, with a fixed amount of cash for the jobs they perform. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices. The challenge for the Company with its rapid growth in size is to keep base compensation at competitive levels and in line with our compensation philosophy.

Each of our Named Executive Officers is party to an employment agreement with the Company. Each of these agreements specifies the minimum base salary level that each Named Executive Officer is to receive during the term of his agreement. The Board of Directors may in its discretion set their base salary at any higher level that it deems appropriate.

Base salary levels were reviewed by the Compensation Committee, which then made recommendations for salary adjustments to the Board of Directors effective August 29, 2007. In this review, which was the first such review since the August 2006 merger between Viisage and Identix, the Compensation Committee took into account the significant growth in the Company since that time. Also considered in individual determinations were factors including base salary relative to similar positions as reflected in the market compensation data, length of service, professional experience, internal pay equity, and relative contribution to our performance.

As a result of the review, the Board of Directors approved the following adjustments to the base salaries of the Named Executive Officers effective August 29, 2007:

•	Mr. LaPenta’s base salary was increased by $200,000. While the Compensation Committee and the Board of Directors recognized that this increase was substantial, they believed that based on the market compensation data, his previous base salary was not commensurate with the Company’s compensation philosophy and that as adjusted, his base salary would more appropriately reflect the current size and scope of the Company as well as his contribution and level of experience.

•	Dr. Atick’s base salary remained the same because the Compensation Committee and the Board of Directors believed that his salary level was already appropriate given his role and contribution.

•	Mr. DePalma’s base salary was increased by $50,000.

•	Mr. Molina’s base salary was increased by $40,000.

•	Mr. Paresi’s base salary was increased by $50,000.

The base salaries earned by the Named Executive Officers during 2007 are reported in the Summary Compensation Table on page 28 of this proxy statement.

Special Equity Grants

The Compensation Committee made special equity grants to our executives, including the Named Executive Officers, during the fourth quarter of 2007. The grants were made to bridge any shortfall in compensation between the level of base salaries provided (as outlined above) and a targeted 75th percentile aggregate compensation level for each of the Named Executive Officers based on the market compensation data. The Compensation Committee determined the shortfall in compensation that would occur over a four year period and provided an equity grant subject to a four year vesting schedule equal to four times the shortfall. The actual number of shares granted was determined based on dividing the resulting number by the fair value on the date of grant (our estimate of the value of the option over the four year vesting period using the Black-Scholes valuation methodology, in accordance with the provisions of SFAS No. 123(R), Share-Based Payment and the term in accordance with the expected life of options was based on the average life of 6.3 years pursuant to the guidance from SAB No. 107.) The adjustments made to the base salary and the special equity grants, when added to the annual incentive award opportunity and long-term incentive awards provided in 2007, place the Target Total Direct Compensation for our CEO at the 50th percentile and all other Named Executive Officers at or about the 75th percentile.

Annual Incentive Awards

We provide an annual incentive award opportunity to our executives that is designed to enhance the Company’s financial position and encourage the achievement of individual annual strategic objectives. Generally, at the beginning of each year, our CEO will develop an annual incentive award plan for the year for our key employees and executives, including the Named Executive Officers (the ‘‘Management Incentive Plan’’ or ‘‘MIP’’). This plan is then submitted to the Compensation Committee for consideration and approval, and in the case of each executive, the approval of the Board of Directors.

Target Award Levels

Under the Management Incentive Plan, target award levels for plan participants, which are generally expressed as a percentage of base salary earned for the year, are established by our CEO at the time of hire, promotion, or transfer to an eligible position. Factors that are considered in determining a target award level for management personnel include prior award targets and actual payouts, the participant’s last performance rating, exceptional contributions, market value of the position, job functions, internal pay equity, subsidiary or division performance, and requirements of any existing employment agreement. In the case of our Named Executive Officers, their target award levels of 50% of base salary were specified in their employment agreements.

The Compensation Committee, with input provided by the Company and Mercer, determined that the current target award levels of 50% of base salary, taken together with base salary, was appropriate to place total cash compensation between the 50th and 75th percentile of market compensation data for total cash compensation. While Mercer’s assessment of the data suggested that the Company could be more aggressive on the bonus opportunity for certain of the Named Executive Officers, the Compensation Committee’s desire was to continue to align executive compensation with ultimate stockholder performance. Accordingly, the Compensation Committee has placed more emphasis on the long term incentive awards delivered through equity than on the annual incentive opportunity typically delivered in cash.

Target Award Measures

Award payouts are based on the Company’s actual performance for the year measured against one or more corporate objectives (as determined by the Compensation Committee and approved by the Board of Directors) and individual performance for the year measured against one or more individual objectives (as deemed achieved by our CEO and approved by the Board of Directors). The objective is to establish these corporate and individual performance objectives by March of each year. Award payouts are typically paid by March 15 of the following year.

Award Payouts

Award payouts are made after the end of the year based on a review of corporate and individual performance against each executive’s pre-established corporate and individual objectives. Generally, a 90% threshold performance level has been established for each objective. If this threshold is not met for a given component, then there would be no payout under that component. Where this threshold is exceeded, then the payout will increase at designated intervals as the level of performance increases. Meeting the pre-established performance objectives for a performance component will result in a full payout, while exceeding the targeted objectives may result in a greater payout, subject to the approval of the Compensation Committee and, in the case of our executive officers, the Board of Directors. Generally the MIP guidelines provide that in no case will a payout exceed 125% of the targeted payout amount, unless the CEO recommends and the Compensation Committee (or the Board of Directors, as the case may be) approves or recommends a higher payment in recognition of exceptional performance.

For example, if a plan participant’s total target award level is $100,000, the portion of the award based on Company performance (at target) is $50,000. Similarly, the portion of the award based on individual performance is set at $50,000. If either of the corporate performance measures (actual sales revenue or adjusted EBITDA) was greater than 90% of the 2007 goal but less than 100%, the potential award payout for this component was limited to 75% of the target, and, if actual revenue or profitability was less than 90% of the 2007 goal, there was no payout with respect to the Company performance component. Generally, if the participant’s actual performance against his individual performance goals is less than 50%, there will be no credit granted for this particular factor. Generally, if actual performance is greater than 50% but less than 90%, the maximum credit to be granted is 50% for this particular factor. If actual performance is greater than 90% (but less than 100%), payment for this component is capped at a maximum of 75%.

2007 MIP.    Under the 2007 Management Incentive Plan, the Compensation Committee recommended, and the Board of Directors approved, performance objectives for executive officers and plan participants. The performance objectives included a Company performance component and an individual performance component. For the Named Executive Officers, the Company and individual performance components each accounted for 50% of each executive’s target award.

The Company performance component was comprised of two metrics: total Company/subsidiary/division revenue, and earnings before interest, income taxes, depreciation, and amortization and after adjustment for stock-based compensation expense (‘‘Adjusted EBITDA’’). In the case of the Named Executive Officers, these measures were based on consolidated Company revenue and Adjusted EBITDA relating to the L-1 businesses prior to any acquisitions finalized in 2007. For the year ended December 31, 2007 the overall Company revenue target was set at $335 million and the overall Company Adjusted EBITDA target was set at $60 million. For the year ended December 31, 2007, the Compensation Committee determined, based on the Company’s audited consolidated financial results (without regard to the businesses acquired by L-1 in 2007), that the Company achieved 100% of its consolidated revenue target and achieved 93% of its consolidated Adjusted EBITDA target.

The individual performance component was based on the achievement of pre-established individual strategic goals reflecting corporate or business unit objectives. We believe that this approach better aligns individual performance with our corporate, subsidiary and divisional goals for the year. The individual performance objectives for our Named Executive Officers were intended to represent goals that would require exceptional performance to attain in full, and none of the Named Executive Officers either received or were credited for 100% payout based on achievement of his individual performance objectives.

Individual performance objectives addressing the following responsibilities were established for our Named Executive Officers for 2007 and were evaluated in connection with determining each executive’s annual incentive award payout:

•	Mr. LaPenta — set an appropriate ‘‘tone at the top’’ for the Company by demonstrating high ethical values, honesty and integrity, establish and communicate vision, show leadership by attaining a shared vision and high performance among top management, manage Board of Directors’ relations and execute Board of Directors’ directives, represent the Company among its constituencies, establish short and long term strategies with respect to technologies, products and services, select and monitor management team and develop a succession plan.

•	Mr. DePalma — support and execute merger and acquisition activities, streamline financial operations through effective implementation of systems and resources, support divisions in reporting operational effectiveness and in strengthening financial organization and processes, provide timely information and data to the Board of Directors, improve cash management, and evaluate and execute financing alternatives.

•	Dr. Atick — focus on Middle East and India opportunities, develop iris technology capabilities, support specified product releases, support specified customer efforts, and lead efforts to resolve a historical intellectual property and contractual dispute.

•	Mr. Molina — lead legal efforts on all mergers and acquisitions activity, lead legal efforts to resolve a historical intellectual property and contractual dispute, manage outside legal advisors on a global basis to maximize results, enhance efficiencies and reduce costs, lead legal efforts in settlement of historical class action litigation and government contract award protests, manage compliance efforts with respect to licensing and resellers, and ensure appropriate training in government contracting disciplines.

•	Mr. Paresi — manage international sales staff, establish and achieve marketing goals, coordinate state and local marketing efforts, establish and achieve goals for sales representatives, coordinate Washington operations, and achieve certain program objectives.

The following process was used to evaluate corporate and individual performance and to decide the appropriate payout levels for the Named Executive Officers.

Following the 2007 year-end, our CEO formulated his final recommendations for the Compensation Committee with respect to proposed award payouts. The Named Executive Officers participated in the performance review by discussing their performance and self-evaluation with the CEO. In formulating his recommendations, our CEO reviewed the Company’s performance against the internal revenue and Adjusted EBITDA targets that were established at the beginning of the year, and made subjective assessments of each participant’s individual performance against his strategic objectives. The Compensation Committee, upon due consideration of his recommendations, and after making adjustments in some cases, developed proposed annual incentive award payouts for the Named Executive Officers and recommended such payouts to the Board of Directors.

The compensation used to determine the actual payout is base salary earned during the fiscal year. Since we made adjustments to base salaries effective August 29, 2007, the compensation reflects eight months at the prior salary level and four months at the new salary levels outlined above.

Our CEO also recommended that, to reinforce the Company’s philosophy of encouraging executives to make long-term decisions that enhance our financial position and the value of our stockholders’ investments, a certain portion of the award payouts for the Named Executive Officers should be made in the form of equity.

The following table shows the total amount of 2007 MIP award paid and the amount paid in cash versus equity for each of the Named Executive Officers. The equity awards are fully vested at the time of grant.

Name	Total Paid	Cash ($)	Shares (#)	Options (#)
Robert V. LaPenta	$275,000	$0	20,755	0
James A. DePalma	$150,000	$0	11,321	0
Joseph Atick	$150,000	$100,000	0	12,082
Mark S. Molina	$130,000	$105,000	0	6,041
Joseph Paresi	$100,203	$100,203	0	0

The incentive award payments for our CEO and CFO were deferred by these executives as permitted under the terms of their respective employment agreements and as further described under the Nonqualified Deferred Compensation Table on page 34 of this proxy statement.

Long-Term Incentive Awards

Substantially all of our long-term incentive awards consist of stock options. We believe that the upside potential in stock options is attractive to our employees and that an option’s greater reward for performance and growth orientation compared to restricted stock is well-aligned with our stockholders’ interests. We believe that these incentives encourage our executives to act with the long-term perspective necessary to ensure the continued success of the Company. Stock options vest through continued service over four years in equal annual 25% increments, which ensure that an executive will realize value from his or her award only if the market price of the Company’s common stock appreciates and stays above the option’s exercise price for a sustained period. Stock options are intended to create and maintain an environment that motivates retention and longevity of key employees and to provide additional incentive to executives to promote the success of the Company’s business. By providing them a direct stake in the Company’s welfare, stock options are intended to assure a closer identification of executives’ interests with those of the Company and its stockholders and to stimulate the executives’ efforts on the Company’s behalf and to strengthen their desire to remain with the Company.

Recommendations for grants and awards to executives, including the Named Executive Officers, and directors are made to the Board of Directors by the Compensation Committee taking into account the recommendations of our CEO, as appropriate. The Board of Directors must approve all stock option grants and other equity awards to executives and directors. The Board of Directors retains the discretion to make additional awards to executives at other times in connection with their initial hiring, for retention purposes, or otherwise.

In May 2007, the Compensation Committee recommended, and the Board of Directors approved, stock option grants to our executives, including the Named Executive Officers. These grants were the first equity grants made since the Named Executive Officers became executive officers of the Company upon the August 2006 merger of Viisage and Identix. The grants were made as part of the Company’s first post-merger compensation cycle and were intended to provide additional long-term incentive compensation as existing awards vested. In connection with making the grants, the Compensation Committee reviewed the recommendations of our CEO, as well as equity compensation data provided by Mercer and Watson Wyatt.

Equity Award Grant Practices

Stock options and other equity awards are granted under the Viisage Technology, Inc. 2005 Long-Term Incentive Plan and the 2002 Equity Incentive Plan (formerly, the Identix Plan) until the 2002 Plan share reserve is exhausted. The Company is requesting stockholder approval for the 2008 Long-Term Incentive Plan, as described on pages 52 to 56 of this proxy statement. Generally, stock options and other equity awards are granted to newly-hired employees on the later of either the first day of employment with the Company, or the date the option or award is approved by the Compensation Committee or the Board of Directors, as the case may be. Options and other equity awards are granted to continuing executives, our other employees, and directors on a regular basis based on performance and other factors. In the case of directors, options and other equity awards are granted when a new director joins the Board of Directors and then automatically thereafter on an annual basis on the first business day of every calendar year as part of the directors’ total compensation for the year. All awards are effective on the date of approval by the Compensation Committee or the Board of Directors, as the case may be, except for annual directors’ grants which are deemed effective automatically on the first business day of every calendar year.

Stock options and other equity awards are granted in accordance with the Company’s Stock Option Grant and Administration Policy as approved by the Board of Directors in December 2006. Recommendations for grants and awards to executives, including the Named Executive Officers, and directors are made to the Board of Directors by the Compensation Committee taking into account management recommendations, as appropriate. The Board of Directors must approve all stock option grants and other equity awards to executives and directors. The Board of Directors retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new employee, for retention purposes, or otherwise.

Each stock option grant and other equity award must specify all of the material terms of the grant or award, including the date of grant, exercise price, vesting schedule, term, and any other terms the Compensation Committee or the Board of Directors deems appropriate. Option grants made to our executives, or any of our other employees or directors, are made with an exercise price equal to the closing sales price of a share of the Company’s common stock on the date of grant. Neither the Board of Directors nor the Compensation Committee can delegate its authority or responsibility with respect to stock option grants to any other subcommittee or member of management.

The compensation cost recognized during 2007 in connection with the long-term incentive awards made to the Named Executive Officers is reported in the Summary Compensation Table on page 28 of this proxy statement. Additional information on these awards, including the number of shares subject to each award, is reported in the Grants of Plan-Based Awards Table on page 29 of this proxy statement.

Retirement and Other Benefits

We provide a Section 401(k) Retirement Savings Plan, a tax-qualified defined contribution plan, to our employees and executives, including the Named Executive Officers. This plan permits participants to make pre-tax contributions of up to 90% of their base salary, not to exceed the applicable statutory income tax limitation. In addition, we may make discretionary contributions to the plan in any year, up to certain limits. The Company’s contributions to the accounts of the Named Executive Officers are shown in the Summary Compensation Table on page 28 of this proxy statement.

Additional benefits received by our executives, including the Named Executive Officers, include health care benefits, dental, vision, disability, and life insurance coverage. These benefits are provided on the same basis as to all of our employees. The Named Executive Officers do not receive any perquisites or other personal benefits except that our executives are eligible for an ‘‘executive class’’ life insurance benefit of $1 million (of which $700,000 is guaranteed). This benefit became available on January 1, 2007. Our standard life insurance benefit for our employees generally provides coverage in an amount equal to two times an employee’s base salary, up to a maximum of $500,000.

Under the terms of their respective employment agreements, both our CEO and CFO are permitted to defer the receipt of all or any portion of their annual incentive award payouts if those award are paid in shares of the Company’s common stock. We provide this benefit because we wish to permit these executives the flexibility to defer the obligation to pay taxes on certain elements of their compensation while also potentially receiving earnings on deferred amounts. We believe that this arrangement is an important retention tool for our Company, as many of the companies with which we compete for executive talent provide similar plans or arrangements for their senior employees. Our CEO and CFO each elected to defer receipt of their earned 2007 annual incentive awards and previously deferred receipt of their 2006 annual incentive awards.

Employment, Severance and Change-in-Control Agreements

Employment Agreements with Our Named Executive Officers

The Company has entered into an employment agreement with each of our Named Executive Officers. These employment agreements were entered into in connection with the August 2006 merger of Viisage and Identix and are intended to provide each executive with job security for the term of the agreement by specifying the reasons pursuant to which their employment may be terminated by the Board of Directors and providing them with certain compensation and benefits under certain circumstances. For a description of these payments and benefits, see Potential Payments Upon Termination or Change in Control and the accompanying narrative on pages 35 to 44 of this proxy statement.

These employment agreements also protect the Company’s interests during and following termination of employment by providing specific reasons for termination and by prohibiting the executives from engaging directly or indirectly in competition with the Company, from recruiting or soliciting any officer or employee, from diverting customers to a competitor, or from disclosing confidential Company information or business practices. We believe that these provisions help ensure our long-term success.

In the event of a termination of employment in certain circumstances, including in connection with a change in control of the Company, the employment agreements provide for the immediate and full vesting of all outstanding stock options and restricted stock awards in addition to certain severance payments and other benefits.

The Company is also obligated under the employment agreements to pay our Named Executive Officers an additional amount so that the net amount paid to or for the benefit of the executive, after deduction of all federal and state income, excise, employment, and any other applicable taxes is equal to what the executive would have received if he was not required to pay the taxes. The effects of these taxes generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, we have determined that these payments are appropriate for our most senior executives.

For more information about the severance and change-in-control provisions of these employment agreements, see the discussion of Potential Payments Upon Termination or Change in Control and the accompanying narrative on pages 35 to 44 of this proxy statement.

Rule 10b5-1 Trading Plans

Executives may implement a trading plan under Exchange Act Rule 10b5-1 after pre-clearing the plan with the Company’s Compliance Officer under the Company’s Insider Trading Policy and as long as the plan is entered into when the executive is not in possession of material nonpublic information and during an open trading window under the Company’s Insider Trading Policy. Mr. Mark S. Molina, Executive Vice President, Chief Legal Officer and Secretary, is the Compliance Officer under the Company’s Insider Trading Policy.

Tax Policies

While we generally seek to ensure the deductibility of the incentive compensation paid to our executives, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practice, our compensation philosophy, and the best interests of our stockholders even if these amounts are not fully tax deductible.

Summary Compensation Table for 2007

The following table sets forth information with respect to the total compensation of the Named Executive Officers for services in all capacities to us and our subsidiaries in fiscal year 2007.

Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)(5)	All Other Comp(6)	Total(7)
Robert V. LaPenta	2007	$618,974	—	—	$1,310,185	$275,000	$9,540	$2,213,159
Chairman, CEO and President	2006	187,564	—	37,500	271,293	183,000	7,502	686,859
James A. DePalma	2007	342,244	—	—	738,582	150,000	9,540	1,239,826
EVP, CFO and Treasurer	2006	110,833	—	—	172,078	108,000	—	390,911
Joseph Atick	2007	400,000	—	—	790,402	150,000	9,217	1,349,402
EVP, Chief Strategic Officer
Mark S. Molina	2007	298,795	—	—	564,003	130,000	9,540	1,001,798
EVP, Chief Legal Officer and Secretary
Joseph S. Paresi	2007	292,244	—	—	480,155	100,203	217	872,602
EVP, Chief Marketing Officer

(1)	The Company paid no discretionary bonuses to the Named Executive Officers for 2007 or 2006. Payouts under the Company’s 2007 Management Incentive Plan for 2007 and 2006 are reported in the Non-Equity Incentive Plan Compensation column.
(2)	The amounts reported in the Stock Awards column represent the portion of the grant date fair value of the stock-based awards made to Mr. LaPenta during 2006 that was recognized for financial reporting purposes with respect to 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) ‘‘Share-Based Payment’’ (SFAS 123(R)). See the Grants of Plan-Based Awards Table for information on awards made in 2007. The amount reflected in this column represents a stock award that Mr. LaPenta received while serving as a director of Viisage prior to the merger with Identix. Note that the amount reported in this column reflect the Company’s accounting cost for this award, and does not correspond to the actual economic value that will be received by Mr. LaPenta from the award.
(3)	The amounts reported in the Option Awards column represent the portion of the grant date fair value of the stock options made to the Named Executive Officers during 2007 and in prior years that was recognized for financial reporting purposes with respect to 2007 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in calculating the grant date fair value amounts for the options granted in 2004, 2005, 2006, and 2007 are incorporated herein by reference to the discussion of those assumptions in footnote 11 to the Company’s financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2008. See the Grants of Plan-Based Awards Table for information on options granted in 2007. Note that the amounts reported in this column reflect the Company’s accounting cost for these options, and do not correspond to the actual economic value that will be received by the Named Executive Officers from the options.
(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amounts earned by the Named Executive Officers for 2007 and, as applicable, 2006 under the Company’s annual Management Incentive Plan. With respect to Mr. LaPenta, (a) the indicated amount reported for 2007 was settled by the issuance of 20,755 shares of the Company’s common stock, the distribution of which Mr. LaPenta has deferred on the terms set forth in his employment agreement and (b) the indicated amount reported for 2006 was settled by the grant of a fully vested option to purchase 15,132 shares of the Company’s common stock with a five-year term and the issuance of 5,430 shares of the Company’s common stock, the distribution of which Mr. LaPenta has deferred on the terms set forth in his employment agreement. With respect to Mr. DePalma, (a) the indicated amount reported for 2007 was settled by the issuance of 11,321 shares of the Company’s common stock, the distribution of which Mr. DePalma has deferred on the terms set forth in his employment agreement and (b) the indicated amount reported for 2006 was settled by the grant of a fully vested option to purchase 8,930 shares of the Company’s common stock with a five-year term and the issuance of 3,205 shares of the Company’s common stock, the distribution of which Mr. LaPenta has deferred on the terms set forth in his employment agreement. With respect to Dr. Atick, the indicated amount reported for 2007 was settled by the grant of a fully vested option to purchase 12,082 shares of the Company’s common stock with a five-year term and the payment of $100,000 in cash. With respect to Mr. Molina, the indicated amount reported for 2007 was settled by the grant of a fully vested option to purchase 6,041 shares of the Company’s common stock with a five-year term and the payment of $105,000 in cash. The amounts reported for 2007 for Mr. Paresi was paid in cash. The Company determined the number of shares to be issued to settle the awards as described above based on, in the case of the fully-vested options, a Black-Scholes valuation model and, in the case of the common stock, the closing sales price per share of the Company’s common stock as reported on the NYSE on the date of grant. These amounts were paid in 2008. For a description of this plan, see ‘‘Annual Incentive Awards’’ in the Compensation Discussion and Analysis on page 21 of this proxy statement.
(5)	The amounts reported in the Non-Equity Incentive Plan column for 2006 represent amounts earned by our CEO and CFO under the Company’s annual Management Incentive Plan then in effect. For more details, please refer to the Company’s 2007 proxy statement.
(6)	The amounts reported in the All Other Compensation column represent (i) the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Section 401(k) Retirement Savings Plan, a tax-qualified defined contribution plan, and (ii) additional premiums paid for executive life and disability insurance.
(7)	For purposes of comparing 2006 and 2007 compensation, please note that our CEO and CFO commenced employment with the Company on August 29, 2006 and accordingly their reported 2006 compensation covers only four calendar months.

Grants of Plan-Based Awards Table for 2007

The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers in 2007 under any plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Target ($)	Maximum ($)
Robert V. LaPenta		308,000	385,000
	4/3/07			5,430			$91,500
	4/3/07				15,132	16.85	91,500
	5/9/07				100,000	20.01	1,227,770
	10/30/07				170,000	18.00	1,784,133
	11/2/07				30,000	18.46	322,893
James A. DePalma		170,750	213,437
	4/3/07			3,205			$54,000
	4/3/07				8,930	16.85	54,000
	5/9/07				60,000	20.01	736,662
	10/30/07				60,000	18.00	629,694
	11/2/07				15,000	18.46	161,447
Joseph Atick		200,000	250,000
	4/3/07				8,269	16.85	$50,003
	5/9/07				50,000	20.01	613,885
	10/30/07				20,000	18.00	209,898
Mark S. Molina		149,100	186,375
	4/3/07				4,135	16.85	$25,005
	5/9/07				30,000	20.01	368,331
	10/30/07				50,000	18.00	524,745
Joseph S. Paresi		145,750	182,187
	4/3/07				7,607	16.85	$46,000
	5/9/07				40,000	20.01	491,108
	10/30/07				10,000	18.00	104,949
	11/2/07				10,000	18.46	107,631

(1)	This column shows the target and maximum annual incentive award opportunity for each of the Named Executive Officers under the 2007 Management Incentive Plan. The 2007 Management Incentive Plan does not provide a minimum guaranteed bonus payment. In each case, the target award was 50% of base salary earned for the year as provided by Named Executive Officer’s employment agreement. The actual amounts paid to the Named Executive Officers under the 2007 Management Incentive Plan are as follows: Robert V. LaPenta — $275,000, James A. DePalma — $150,000, Joseph Atick — $150,000, Mark S. Molina — $130,000, and Joseph Paresi — $100,203. Since we made adjustments to base salaries effective August 29, 2007, the target awards shown were pro-rated to reflect eight months at the prior salary level and four months at the new salary levels.
(2)	This column shows the exercise price for the stock options granted in 2007, which, in the case of all such option grants, was equal to the closing market price per share of the Company’s common stock on the grant date.
(3)	For information on the assumptions that were used in calculating these amounts, see Notes 2 and 3 to the Summary Compensation Table on page 28 of this proxy statement.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company has an employment agreement covering one or more compensation items with each of the Named Executive Officers. These agreements were entered into in connection with the merger of Viisage and Identix in August 2006, to ensure the retention of these individuals’ services with the combined company following the transaction. The material terms of these agreements are as follows:

Mr. LaPenta:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Mr. LaPenta is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $550,000, which may be increased (but not decreased) by the Board of Directors in its discretion. As of December 31, 2007, Mr. LaPenta’s annual base salary was $750,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the Board of Directors in its discretion. This amount is payable in cash or, in the Company’s discretion, in shares of the Company’s common stock. If paid in stock, Mr. LaPenta may defer the receipt of such shares.

c.	Additional Benefits. Participation in the Company’s health, welfare, and fringe benefit programs for management employees, and reimbursement of all reasonable expenses incurred by him in his performance of services on behalf of the Company, including reimbursement of up to $50,000 per year for use of his private aircraft for Company-related business travel.

d.	Stock Options. An initial stock option for 315,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are at the discretion of the Board of Directors.

3.	Termination. Under specified circumstances, Mr. LaPenta or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 35 to 44 of this proxy statement.

4.	Additional Provisions. In addition to serving as Chairman, President, and Chief Executive Officer, and President of the Company, Mr. LaPenta is permitted to continue to oversee the Aston Capital Partners L.P. investment fund and his investment in Core Software Technology Corporation.

Mr. DePalma:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Mr. DePalma is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $325,000, which may be increased (but not decreased) by the Board of Directors in its discretion. As of December 31, 2007, Mr. DePalma’s annual base salary was $375,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the Board of Directors in its discretion. This amount is payable in cash or, in the Company’s discretion, in shares of the Company’s common stock. If paid in stock, Mr. DePalma may defer the receipt of such shares.

c.	Additional Benefits. Participation in the Company’s health, welfare, and fringe benefit programs for management employees.

d.	Stock Options. An initial stock option for 180,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are at the discretion of the Board of Directors.

3.	Termination. Under specified circumstances, Mr. DePalma or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 35 to 44 of this proxy statement.

4.	Additional Provisions. In addition to serving as Chief Financial Officer, Mr. DePalma is permitted to continue to oversee the Aston Capital Partners L.P. investment fund and his investment in Core Software Technology Corporation.

Dr. Atick:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Dr. Atick is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $400,000, which may be increased by the Company’s Compensation Committee in its discretion. As of December 31, 2007, Dr. Atick’s annual base salary was $400,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the CEO in conjunction with the Compensation Committee and/or the Board of Directors.

c.	Additional Benefits. Participation in such Company’s benefit plans as are generally available to the Company’s executives.

d.	Stock Options. An initial stock option for 200,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are subject to the discretion of the Company’s Compensation Committee, which will determine whether or not to recommend such additional grants to the Board of Directors.

3.	Termination. Under specified circumstances, Dr. Atick or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 35 to 44 of this proxy statement.

Mr. Molina:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Mr. Molina is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $285,000, which may be increased by the CEO and the Board of Directors in their discretion. As of December 31, 2007, Mr. Molina’s annual base salary was $325,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the CEO in conjunction with the Compensation Committee and/or the Board of Directors.

c.	Additional Benefits. Participation in such Company’s benefit plans as are generally available to the Company’s executives or employees.

d.	Stock Options. An initial stock option for 150,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are at the discretion of the CEO and the Board of Directors.

3.	Termination. Under specified circumstances, Mr. Molina or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 35 to 44 of this proxy statement.

Mr. Paresi:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Mr. Paresi is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $225,000, which may be increased (but not decreased) by the Board of Directors in its discretion. As of December 31, 2007, Mr. Paresi’s annual base salary was $325,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the Board of Directors in its discretion. This amount is payable in cash or, in the Company’s discretion, in shares of the Company’s common stock. If paid in stock, he may defer the receipt of such shares.

c.	Additional Benefits. Participation in the Company’s health, welfare, and fringe benefit programs for management employees.

d.	Stock Options. An initial stock option for 117,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are at the discretion of the Board of Directors.

3.	Termination. Under specified circumstances, Mr. Paresi or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 35 to 44 of this proxy statement.

4.	Additional Provisions. In addition to serving as Chief Sales and Marketing Officer and Executive Vice President of the Company, Mr. Paresi is permitted to continue to oversee the Aston Capital Partners L.P. investment fund.

Outstanding Equity Awards at Fiscal Year-End Table for 2007

The following table sets forth information concerning outstanding unexercised options held by each of the Named Executive Officers as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert V. LaPenta
7/21/06	2,500		—		16.14	7/21/16
8/29/06	78,750		236,250	(1)	14.55	8/29/16
4/3/07	15,132	(2)	—		16.85	4/3/12
5/9/07	—		100,000	(1)	20.01	5/9/17
10/30/07	—		170,000	(1)	18.00	10/30/17
11/2/07	—		30,000	(1)	18.46	11/2/17
James A. DePalma
8/29/06	45,000		135,000	(1)	14.55	8/29/16
4/3/07	8,930	(2)	—		16.85	4/3/12
5/9/07	—		60,000	(1)	20.01	5/9/17
10/30/07	—		60,000	(1)	18.00	10/30/17
11/2/07	—		15,000	(1)	18.46	11/2/17
Joseph Atick(3)
10/24/01	95,238		—		20.78	10/24/11
6/25/02	212,850		—		13.09	6/25/12
4/23/03	42,570		—		10.02	4/23/13
4/28/04	7,007		—		14.27	4/28/14
4/28/04	30,832		—		14.27	4/28/14
1/26/05	8,183		—		12.22	1/26/15
1/26/05	58,036		—		12.22	1/26/15
8/29/06	6,702		20,106	(1)	14.55	8/29/16
8/29/06	43,298		129,894	(1)	14.55	8/29/16
4/3/07	8,269	(2)	—		16.85	4/3/17
5/9/07	—		50,000	(1)	20.01	5/9/17
10/30/07	—		20,000	(1)	18.00	10/30/17
Mark S. Molina(3)
10/5/99	23,650		—		17.71	10/5/09
4/27/00	3,179		—		29.60	4/27/10
4/27/00	8,645		—		29.60	4/27/10
7/27/00	35		—		29.73	7/27/10
7/27/00	35,439		—		29.73	7/27/10
7/26/01	5,912		—		10.04	7/26/11
7/26/01	17,737		—		10.04	7/26/11
6/25/02	33,110		—		13.09	6/25/12
4/23/03	14,190		—		10.02	4/23/13
2/4/04	28,380		—		11.14	2/4/14
5/13/04	3,049		—		13.32	5/13/14
5/13/04	53,710		—		13.32	5/13/14
1/26/05	2,365		—		12.22	1/26/15
1/26/05	7,095		—		12.22	1/26/15

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
8/29/06	6,702		20,106	(1)	14.55	8/29/16
8/29/06	30,798		92,394	(1)	14.55	8/29/16
4/3/07	4,135	(2)	—		16.85	4/3/12
5/9/07	—		30,000	(1)	20.01	5/9/17
10/30/07	—		50,000	(1)	18.00	10/30/17
Joseph S. Paresi
8/29/06	29,250		87,750	(1)	14.55	8/29/16
4/3/07	7,607	(2)	—		16.85	4/3/12
5/9/07	—		40,000	(1)	20.01	5/9/17
10/30/07	—		10,000	(1)	18.00	10/30/17
11/2/07	—		10,000	(1)	18.46	11/2/17

(1)	These options vest (become exercisable) in four equal annual installments, beginning on the first anniversary of the date of grant.
(2)	These options were granted in connection with the settlement of award payouts under the 2006 Management Incentive Plan.
(3)	Grant dates prior to August 29, 2006 for Dr. Atick and Mr. Molina represent option awards attributable to such executive’s service with Identix prior to the merger of Viisage and Identix. These option awards are fully exercisable as a result of accelerated vesting triggered by the merger. The Company assumed these options in the merger.

Option Exercises and Stock Vested Table for 2007

None of our Named Executive Officers exercised options to purchase our common stock or held restricted stock awards subject to vesting during 2007.

Pension Benefits Table for 2007

The Company does not sponsor any defined benefit pension plans for its employees, including the Named Executive Officers.

Nonqualified Deferred Compensation Table for 2007

The Company does not maintain any nonqualified deferred compensation plan for its employees, including the Named Executive Officers. However, the Company permits our CEO and CFO to defer the receipt of their annual incentive award payouts per the terms of their employment agreements.

The following table sets forth information concerning the nonqualified deferred compensation plans and arrangements of the Named Executive Officers as of December 31, 2007.

Name	Plan	Executive Contributions	Company’s Contributions	Aggregate Earnings(1)	Aggregate Balance
Robert V. LaPenta	Election to Defer Annual Incentive Award	$91,500	$—	$5,969	$97,469
James A. DePalma	Election to Defer Annual Incentive Award	$54,000	$—	$3,530	$57,530

(1)	The amounts in this column represent the increase in the fair market value of the shares underlying the deferred compensation.

Potential Payments Following Termination or Change in Control

Under the Company’s employment agreements with Messrs. LaPenta, DePalma, Atick, Molina and Paresi, each of the Named Executive Officers is entitled to payment and benefits upon his termination of employment for specified reasons and in the event of a change in control of the Company. The information below describes and quantifies certain compensation that would be payable to these individuals under the arrangements assuming that the Named Executive Officer’s employment had terminated on December 31, 2007, given the individual’s compensation as of that date. These benefits are in addition to the benefits generally available to the Company’s salaried employees.

Messrs. LaPenta, DePalma, and Paresi:

Termination of Employment.    The executive’s employment may be terminated at any time:

•	by a majority vote of the independent members of the Company’s Board of Directors with Cause (as defined) or without Cause;

•	in the event of the death or disability of the executive; or

•	by the executive’s resignation for Good Reason (as defined) or for no reason.

Termination with Cause or without Good Reason.    If the executive’s employment is terminated by the Company with Cause or by the executive without Good Reason, the executive will receive the following payments and benefits (any amounts payable under this section will be paid within five business days of the termination date):

•	payments of base salary, any awarded but unpaid annual incentive award for any prior completed fiscal year, and expense reimbursement that had accrued but had not been paid prior to the date of termination;

•	payments for any accrued but unused vacation time; and

•	any benefits due through the date of termination as provided under the Company’s compensation or benefit plans.

Generally, ‘‘Cause’’ means the executive’s (i) willful and continued failure to substantially perform his reasonably assigned duties as an officer of the Company or otherwise perform his obligations under his employment agreement (following a 30-day cure period after receipt of notification of nonperformance); (ii) willful and continued breach of the Company’s Board-approved material corporate policies (following a 30-day cure period after receipt of notification of the breach); (iii) willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company; (iv) willful violation of any federal or state securities laws or the Company’s Trading Policy; or (v) material breach of certain provisions of his employment agreement (following a 30-day cure period after receipt of notification of the breach).

Generally, ‘‘Good Reason’’ means any of the following events or circumstances that occur without the executive’s written consent (following a 30-day cure period after receipt of notification of the event or circumstance):

•	a material change in the executive’s duties, a material diminution in the executive’s position, authority, title, or responsibilities or any change in reporting relationship, or a relocation of his principal base of operations to more than 25 miles from Stamford, Connecticut;

•	a reduction in his base salary or target annual incentive award;

•	the Company’s failure to maintain a material compensation or benefit plan in which he participates (unless a substitute or alternative plan is made available), continue the executive’s participation in these plans on a basis that is materially equal to his current participation, obtain comparable compensation and benefits and termination arrangements from a successor to the Company, to pay compensation and benefit amounts within seven days of the date such compensation or benefits are due, or any other material breach of the employment agreement.

Termination without Cause or Resignation for Good Reason.    If the executive’s employment is terminated by the Company without Cause or if the executive resigns with Good Reason, the executive will receive the following payments and benefits:

•	the payments and benefits described in the section concerning termination with Cause or without Good Reason;

•	accelerated vesting of all outstanding but unvested service-based stock options, which will remain exercisable for a period of three years after the termination;

•	a payment equal to the annual incentive award payout to the executive for the last completed fiscal year pro rated for the portion of the current fiscal year that the executive was employed; and

•	until the earlier of either 12 months following the date of termination or the end of the current term of the employment agreement, a payment equal to (i) the executive’s base salary at the rate in effect at the date of termination and (ii) the annual incentive award payout to the executive for the last completed fiscal year (calculated on a pro rated basis if the severance period is less than 12 months) (the ‘‘Severance Payment’’). During this period, the executive is also to receive continued coverage under the Company’s then-existing medical and dental benefit plans. If the executive is not permitted by the terms of the plans or applicable law to continue participation in these plans, the Company will provide the executive with commensurate insurance coverage at its expense.

One-half of the Severance Payment is to be paid within five business days of the termination, with remaining one-half to be paid within six months of the termination date.

Death or Disability.    If the executive’s employment is terminated as a result of his death or disability, he (or his representatives) will receive all of the payments and benefits described in the section concerning termination without Cause or resignation for Good Reason, except that no Severance Payment or continuing medical and dental coverage is required.

Change in Control.    In the event of a Change in Control of the Company during the term of the employment agreement, where the executive’s employment is subsequently terminated and the executive can reasonably demonstrate that the termination was at the request of a third party who has taken steps reasonably calculated to effect a change in control or otherwise arose in anticipation of or as a result of a change in control, the executive will receive all of the payments and benefits described in the section concerning termination without Cause and resignation for Good Reason, except that the pre- and post-termination payments that are based on the annual incentive award payout are to be based on the target amount in effect on the date of termination.

Generally, a ‘‘Change in Control’’ means:

•	an acquisition of 50% or more of (i) the then-outstanding common stock or (ii) the combined voting power of the then-outstanding securities entitled to vote for directors by any person (but not including a restructuring or recapitalization by the Company or an acquisition by a Company-sponsored employee benefit plan);

•	a time when the continuing directors (that is, the directors who were serving when the employment agreement was executed or their duly recommended or endorsed successors) do not constitute a majority of the Board of Directors;

•	a business combination (such as a merger, consolidation, reorganization, or sale of all or substantially all of the Company’s assets), unless, following the business combination, the beneficial owners of the Company’s securities continue to beneficially own a majority of the outstanding securities of the resulting entity and this ownership is substantially in the same proportion as their ownership before the transaction; and

•	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Tax Reimbursement Arrangements.    In the event that any payment or benefit received or to be received by the executive with respect to any equity-based award, bonus or other incentive award payout, or any severance or other plan or arrangement or agreement would be subject to the ‘‘golden parachute’’ excise tax imposed by the federal income tax laws, the Company will pay the executive the additional amount necessary to ensure that the net amount retained by the executive, after deduction of all excise taxes and all taxes on the excise tax payment, as well as any interest, penalties or additions to tax payable by the executive, will be equal to the total present value of the payments intended to be made to the executive at the time these payments are made.

Conditions to Payment.    The payments and benefits provided in the event of a termination of employment without Cause or resignation for Good Reason or following a Change in Control of the Company are contingent upon the executive executing a general release in favor of the Company. In addition, the Company’s obligation to pay any premiums for medical or dental insurance benefits will cease if the executive becomes eligible to receive similar benefits from another employer.

Executive Covenants.    As provided in their employment agreements, Messrs. LaPenta, DePalma and Paresi are subject to (i) confidentiality provisions that prohibit them from disclosing any confidential information of the Company, except in the course of performing their duties for the Company or as required by law, (ii) certain post-employment restrictions on the development of intellectual property rights, during the six-month period following termination and (ii) non-competition provisions that prohibit them, during their employment and for a one-year period following termination of employment, from operating or participating in a business that competes with the Company and from soliciting any of the Company’s employees or customers.

If an executive materially breaches his obligations with respect to the Company’s intellectual property rights or the non-competition provision, the Company may, following a 30-day notice and cure period, cease any Severance Payments made to the executive and recover all prior Severance Payments made to the executive. The Company may also pursue any other legal remedies to rectify the breach.

Dr. Atick

Termination of Employment.    Dr. Atick’s employment may be terminated at any time:

•	by the Company for Cause (as defined) or without Cause;

•	in the event of his death or disability; or

•	upon his resignation for Good Reason (as defined) or for no reason (defined as a Voluntary Termination).

Termination for Cause or Voluntary Termination.    Upon termination for Cause or a Voluntary Termination, Dr.Atick will be paid:

•	all accrued but unpaid base salary to the effective date of termination,

•	any benefits due through the date of termination as required by law or to the extent required under the Company’s benefit plans and any reimbursement of expenses incurred as of the effective date of termination in accordance with Company policy.

Generally, ‘‘Cause’’ means Dr. Atick’s (i) conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony or a crime involving fraud or dishonesty against the Company; (ii) willful and continued failure to substantially perform his duties for the Company (following a 30-day cure period after receipt of notification of the breach); or (iii) breach of his employment agreement (following a 30-day cure period after receipt of notification of the breach).

Termination Other Than For Cause; Resignation for Good Reason or Failure to Renew Employment Agreement.    If Dr. Atick’s employment is terminated by the Company without Cause or if he resigns following: (i) any change in Dr. Atick’s duties, responsibilities or title that is materially adverse and inconsistent with his position (including any change in his duty to report to the CEO); (ii) a decrease in Dr. Atick’s base salary or eligible bonus percentage of base salary or a decrease in the

Company’s benefits (other than changes made to the Company’s benefits plans generally made available to Company employees or executives); (iii) an involuntary relocation of his principal place of duties to a place other than Jersey City, New Jersey or New York, New York (or within three miles of Jersey City, New Jersey); (iv) the Company’s giving notice of termination of Dr. Atick’s employment other than as permitted under his employment agreement; (v) the Company’s failure to cause any successor to the Company to expressly assume and agree to perform under the employment agreement; (vi) Change in Control (as defined) followed by a resignation within 18 months after the Change in Control; or (vii) the then current term of Dr. Atick’s employment agreement is not automatically renewed, then Dr. Atick will be paid:

•	all accrued but unpaid base salary and bonus to the effective date of termination (and, in the case of (vii), all accrued but unpaid vacation pay);

•	his then-current base salary for a period of 24 months (or, in the case of (vii), for a period of 24 months subject to a shorter period in connection with full-time employment);

•	his then-current benefit coverage and premium contributions for a period of 12 months (and, in the case of (vii), for a period of 12 months subject to a shorter period if provided by a successor employer); and

•	immediate and full vesting of all outstanding and unvested stock options and other stock-based awards, which will remain exercisable for a period of 18 months after the termination (or, in the case of (vii), for a period of 18 months subject to a shorter period in connection with full-time employment).

Change in Control.    If a Change in Control occurs when there are less than 12 months remaining in the term of his employment agreement, then Dr. Atick’s employment agreement will be automatically extended to the first anniversary of the Change in Control.

Generally, a ‘‘Change in Control’’ means:

•	if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	the election to a majority of the seats of the Board of Directors of the Company of candidates who were not proposed by a majority of the Board of Directors in office prior to the time of such election; or

•	the dissolution or liquidation (partial or total) of the Company or a sale of assets involving fifty percent (50%) or more of the assets of the Company and its subsidiaries taken as a whole (other than the disposition of a subsidiary), or a merger, reorganization or other transaction or series of related transactions pursuant to which the holders, as a group, of all of the shares of the Company outstanding after the merger, reorganization or other transaction hold, as a group, less than fifty percent (50%) of the shares of the Company outstanding after the merger, reorganization or other transaction.

Death or Disability.    If Dr. Atick’s employment is terminated as a result of his death or disability, he (or his heirs or legal representatives in case of death) will receive:

•	all accrued but unpaid base salary and bonus to the effective date of termination

•	immediate and full vesting of all outstanding and unvested stock options and other stock-based awards

•	any other benefits generally made available to Company employees for death or disability under the Company’s then existing benefits plans

Mr. Molina

Termination of Employment.    Mr. Molina’s employment may be terminated at any time:

•	by the Company for Cause (as defined) or without Cause;

•	in the event of his death or disability; or

•	upon his resignation for Good Reason (as defined) or for no reason (defined as a Voluntary Termination).

Termination for Cause and Voluntary Termination.    Upon termination for Cause or Voluntary Termination, Mr. Molina will be paid:

•	all accrued but unpaid base salary, and all accrued but unpaid vacation pay to the effective date of termination,

•	any benefits due through the date of termination to the extent required under the Company’s benefit plans or any reimbursement of expenses incurred as of the effective date of termination in accordance with the Company policy.

Generally, ‘‘Cause’’ means Mr. Molina’s (i) commission of, conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony or a crime or other material conduct or misconduct involving fraud or moral turpitude; (ii) willful and continued failure to substantially perform his duties for the Company (following a 60-day cure period after receipt of notification of the breach); (iii) if Mr. Molina willfully engages in gross misconduct which is materially and demonstrably injurious to the Company; or (iv) willful breach of his employment agreement in any material respect (following a 30-day cure period after receipt of notification of the breach).

Termination Other Than For Cause; Resignation for Good Reason or Failure to Renew Employment Agreement.    If Mr. Molina’s employment is terminated by the Company without Cause or if he resigns following: (i) any change in Mr. Molina’s authority, duties and responsibilities that is materially adverse and inconsistent with his position; (ii) any change in the reporting structure of the Company, such that Mr. Molina no longer reports to the CEO; (iii) an adverse change in Mr. Molina’s title; (iv) a decrease in Mr. Molina’s base salary or eligible bonus percentage of base salary or a decrease in the Company’s benefits (other than changes made to the Company’s benefits plans generally made available to Company employees or executives); (v) an involuntary relocation to a new location that is more than twenty five miles from Stamford, Connecticut; (vi) the Company’s failure to cause any successor to the Company to expressly assume and agree to perform under the employment agreement in the event of Change in Control or; (vii) the then current term of Mr. Molina’s employment agreement is not automatically renewed, then Mr. Molina will be paid:

•	all accrued but unpaid base salary and bonus to the effective date of termination and all accrued but unpaid vacation pay;

•	his then-current base salary for a period of 24 months (or, in the case of (vii), for a period of 24 months subject to a shorter period in connection with full-time employment);

•	his then-current benefit coverage and premium contributions for a period of 12 months (or less, if provided by a successor employer); and

•	immediate and full vesting of all outstanding and unvested stock options and other stock-based awards, which will remain exercisable for a period of 18 months after the termination.

Change in Control.    If a Change in Control occurs when there are less than 12 months remaining in the term of his employment agreement, then Mr. Molina’s employment agreement will be automatically extended to the first anniversary of the Change in Control.

Generally, a ‘‘Change in Control’’ means:

•	if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	the election to a majority of the seats of the Board of Directors of the Company of candidates who were not proposed by a majority of the Board of Directors in office prior to the time of such election; or

•	the dissolution or liquidation (partial or total) of the Company or a sale of assets involving fifty percent (50%) or more of the assets of the Company and its subsidiaries taken as a whole (other than the disposition of a subsidiary), or a merger, reorganization or other transaction or series of related transactions pursuant to which the holders, as a group, of all of the shares of the Company outstanding after the merger, reorganization or other transaction hold, as a group, less than fifty percent (50%) of the shares of the Company outstanding after the merger, reorganization or other transaction.

Death or Disability.    Pursuant to Mr. Molina’s employment agreement, termination of his employment due to death or disability is equivalent to a ‘‘Termination Other Than for Cause’’, and will entitle him to the same benefits listed above under ‘‘Termination Other Than for Cause’’.

The following tables set forth the potential (estimated) payments and benefits to which the Named Executive Officers would be entitled upon termination of employment or following a change in control of the Company, as specified under their employment agreements with the Company.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. LaPenta

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)(6)
Accelerated vesting:
Stock options(3)	$803,250	$803,250	$803,250
Payment for annual incentive award (pro rated)	275,000	275,000	275,000
Severance payment(4)	1,025,000	0	1,025,000
Continued medical and dental coverage	13,725	0	13,725
Tax reimbursement amounts(5)	0	0	808,993
TOTAL:	$2,116,975	$1,078,250	$2,925,968

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $750,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2007, on page 29 of this proxy statement.
(2)	Assumes the executive’s date of termination of employment was December 31, 2007 and that the market price of the Company’s common stock on December 31, 2007 (the last trading date of the fiscal year) was $17.95 per share.
(3)	Under the Company’s stock incentive plan, the Board has the discretion to determine whether the vesting of all outstanding unvested stock options is accelerated upon a change-in-control of the Company. For the purposes of this analysis we have assumed that the Board of Directors has elected to accelerate vesting upon a change-in-control of the Company. In addition to accelerated vesting, in the event that Mr. LaPenta’s employment is terminated following a change in control of the Company all outstanding stock options will remain exercisable for a period of three years from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.
(4)	Mr. LaPenta is entitled to a bonus payment for the Severance Period equal to the bonus awarded for the most recent completed year, subject to pro rata adjustment if the Severance period is less than 12 months. Therefore, the amount shown for Severance includes 12 months base salary ($750,000) plus a bonus payment for 12 months ($275,000). Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.
(5)	The amounts reflected in this table assume that an excise tax would be applicable under Section 280G of the Internal Revenue Code of 1986, as amended. If an excise tax is applicable, Mr. LaPenta is entitled to a gross-up payment under the terms of his employment agreement.
(6)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement).

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. DePalma

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)(6)
Accelerated vesting:
Stock options(3)	$459,000	$459,000	$459,000
Payment for annual incentive award (pro rated)	150,000	150,000	150,000
Severance payment(4)	525,000	0	525,000
Continued medical and dental coverage	13,725	0	13,725
Tax reimbursement amounts(5)	0	0	410,972
TOTAL:	$1,147,725	$609,000	$1,558,697

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $375,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2007 on page 29 of this proxy statement.
(2)	Assumes the executive’s date of termination of employment was December 31, 2007 and that the market price of the Company’s common stock on December 31, 2007 (the last trading date of the fiscal year) was 17.95 per share.
(3)	Under the Company’s stock incentive plan, the Board has the discretion to determine whether the vesting of all outstanding unvested stock options is accelerated upon a change-in-control of the Company. For the purposes of this analysis we have assumed that the Board of Directors has elected to accelerate vesting upon a change-in-control of the Company. In addition to accelerated vesting, in the event that Mr. DePalma employment is terminated following a change in control of the Company all outstanding stock options will remain exercisable for a period of three years from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.
(4)	Mr. DePalma is entitled to a bonus payment for the Severance Period equal to the bonus awarded for the most recent completed year, subject to pro rata adjustment if the Severance period is less than 12 months. Therefore, the amount shown for Severance includes 12 months base salary ($375,000) plus a bonus payment for 12 months ($150,000). Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.
(5)	The amounts reflected in this table assume that an excise tax would be applicable under Section 280G of the Internal Revenue Code of 1986, as amended. If an excise tax is applicable, Mr. DePalma is entitled to a gross-up payment under the terms of his employment agreement.
(6)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement).

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Paresi

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)(6)
Accelerated vesting:
Stock options(3)	$298,350	$298,350	$298,350
Payment for annual incentive award (pro rated)	100,203	100,203	100,203
Severance payment(4)	425,203	0	425,203
Continued medical and dental coverage	17,427	0	17,427
Tax reimbursement amounts(5)	0	0	292,685
TOTAL:	$841,183	$398,553	$1,133,868

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $325,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2007 on page 29 of this proxy statement.
(2)	Assumes the executive’s date of termination of employment was December 31, 2007 and that the market price of the Company’s common stock on December 31, 2007 (the last trading date of the fiscal year) was 17.95 per share.
(3)	Under the Company’s stock incentive plan, the Board has the discretion to determine whether the vesting of all outstanding unvested stock options is accelerated upon a change-in-control of the Company. For the purposes of this analysis we have assumed that the Board of Directors has elected to accelerate vesting upon a change-in-control of the Company. In addition to accelerated vesting, in the event that Mr. Paresi employment is terminated following a change in control of the Company all outstanding stock options will remain exercisable for a period of three years from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.
(4)	Mr. Paresi is entitled to a bonus payment for the Severance Period equal to the bonus awarded for the most recent completed year, subject to pro rata adjustment if the Severance period is less than 12 months. Therefore, the amount shown for Severance includes 12 months base salary ($325,000) plus a bonus payment for 12 months ($100,203). Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.
(5)	The amounts reflected in this table assume that an excise tax would be applicable under Section 280G of the Internal Revenue Code of 1986, as amended. If an excise tax is applicable, Mr. Paresi is entitled to a gross-up payment under the terms of his employment agreement.
(6)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement).

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Dr. Atick

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	$510,000	$510,000	$510,000
Payment for annual incentive award (pro rated)	150,000	150,000	150,000
Severance payment(4)	800,000	0	800,000
Continued medical and dental coverage	6,670	0	6,670
Tax reimbursement amounts(5)	0	0	603,546
TOTAL:	$1,466,670	$660,000	$2,070,216

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $400,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2007 on page 29 of this proxy statement.
(2)	Assumes the executive’s date of termination of employment was December 31, 2007 and that the market price of the Company’s common stock on December 31, 2007 (the last trading date of the fiscal year) was 17.95 per share.
(3)	Under the Company’s stock incentive plan, the Board has the discretion to determine whether the vesting of all outstanding unvested stock options is accelerated upon a change-in-control of the Company. For the purposes of this analysis we have assumed that the Board of Directors has elected to accelerate vesting upon a change-in-control of the Company. In addition to accelerated vesting, in the event that Dr. Atick employment is terminated without Cause upon a Resignation for Good Reason (each as defined in the employment agreement) all outstanding stock options will remain exercisable for a period of 18 months from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.
(4)	The amount shown for Severance includes 24 months base salary ($800,000). Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.
(5)	The amounts reflected in this table assume that an excise tax would be applicable under Section 280G of the Internal Revenue Code of 1986, as amended. If an excise tax is applicable, Dr. Atick is entitled to a gross-up payment under the terms of his employment agreement.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Molina

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)(7)	Following Change in Control of the Company(2)(6)
Accelerated vesting:
Stock options(3)	$382,500	$382,500	$382,500
Payment for annual incentive award (pro rated)	130,000	130,000	130,000
Severance payment(4)	650,000	650,000	650,000
Continued medical and dental coverage	17,427	17,427	17,427
Tax reimbursement amounts(5)	0	0	434,734
TOTAL:	$1,179,927	$1,179,927	$1,614,661

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $325,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2007 on page 29 of this proxy statement.
(2)	Assumes the executive’s date of termination of employment was December 31, 2007 and that the market price of the Company’s common stock on December 31, 2007 (the last trading date of the fiscal year) was 17.95 per share.
(3)	Under the Company’s stock incentive plan, the Board has the discretion to determine whether the vesting of all outstanding unvested stock options is accelerated upon a change-in-control of the Company. For the purposes of this analysis we have assumed that the Board of Directors has elected to accelerate vesting upon a change-in-control of the Company. In addition to accelerated vesting, in the event that Mr. Molina employment is terminated without cause or specified reasons all outstanding stock options will remain exercisable for a period of 18 months from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.
(4)	The amount shown for Severance includes 24 months base salary ($650,000). Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.
(5)	The amounts reflected in this table assume that an excise tax would be applicable under 280G of the Internal Revenue Code of 1986, as amended. If an excise tax is applicable, Mr. Molina is entitled to a gross-up payment under the terms of his employment agreement.
(6)	Assumes a termination of employment without Cause or a Resignation for Good Reason (each as defined in the employment agreement). However, in the event of any separation of employment following a change in control, Company will pay all costs of relocation to any location in the U.S., or the lump sum cash value thereof.
(7)	In the event of death or disability, Mr. Molina is entitled to receive the same benefits provided for a Termination without Cause.

DIRECTOR COMPENSATION TABLE FOR 2007

The following table sets forth, for the fiscal year ended December 31, 2007, the total compensation of each person who served on our Board of Directors during 2007.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Unvested Option Awards(5)	All Other Compensation ($)(6)	Total ($)
B.G. Beck	$60,000	$45,390				$105,390
Denis K. Berube	64,000	45,390			$125,000(7)	234,390
Milton E. Cooper	96,000	45,390				141,390
Louis J. Freeh(8)	45,000	45,390	$95,191			185,581
Robert S. Gelbard	92,000	45,390				137,390
Malcolm J. Gudis	96,000	45,390				141,390
John E. Lawler	102,000	45,390				147,390
James M. Loy	86,000	45,390	81,132	18,750		212,522
Harriet Mouchly-Weiss	76,000	45,390				121,390
Peter Nessen	98,000	45,390				143,390
B. Boykin Rose	85,000	45,390	81,132	18,750		211,522
George J. Tenet	69,000	45,390	81,132	20,750		195,522

(1)	Mr. LaPenta, the current Chairman of the Board of Directors, is not included in this table because, as an employee of the Company, he does not receive any fees for service as a director.
(2)	The Company’s standard fee arrangements for non-employee directors are as follows: a $40,000 annual cash retainer for service as a director payable in quarterly installments. In addition, the chairs of the Audit, Nominating and Corporate Governance, and Compensation Committees and the Vice-Chair of the Audit Committee receive a quarterly cash fee of $5,000 for serving in these positions. Non-employee directors are paid $2,000 in cash for attending meetings of the Board of Directors and $1,000 for attending board committee meetings.
(3)	Non-employee directors receive an annual stock award of 3,000 shares of the Company’s common stock that is payable annually on the first business day of each calendar year. The amounts reported in the Stock Awards column represent the portion of the grant date fair value of the stock-based awards made to the non-employee directors during 2007 and in prior years that was recognized for financial reporting purposes with respect to 2007 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) ‘‘Share-Based Payment’’ (FAS 123(R)). Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. Any assumptions made in calculating the grant date fair value amounts for the awards made in 2007 are incorporated herein by reference to the discussion of those assumptions in footnote 11 to the Company’s financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2008.
(4)	The amounts reported in the Option Awards column represent the portion of the grant date fair value of the stock options made to the non-employee directors in prior years that was recognized for financial reporting purposes with respect to 2007 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in calculating the grant date fair value amounts for the options granted in 2004, 2005, and 2006 are incorporated herein by reference to the discussion of those assumptions in footnote 11 to the Company’s financial statements as contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. Note that the amounts reported in this column reflect the Company’s accounting cost for these options, and do not correspond to the actual economic value that will be received by the non-employee directors from the options. See the Director Equity Awards Table for 2007 below for details on the stock option grants.

The aggregate number of shares underlying option awards outstanding as of December 31, 2007 for each of the non-employee directors was as follows:

Name	Number of Shares Underlying Outstanding Options
B.G. Beck	13,000
Denis K. Berube	23,000
Milton E. Cooper	85,140
Louis J. Freeh	6,250
Robert S. Gelbard	19,000
Malcolm J. Gudis	56,760
John E. Lawler	49,665
James M. Loy	25,000
Harriet Mouchly-Weiss	38,667
Peter Nessen	42,500
B. Boykin Rose	25,000
George J. Tenet	34,000

For a description of our equity award grant practices for directors, see ‘‘Long-Term Incentive Awards’’ in the Compensation Discussion and Analysis on page 24 of this proxy statement.

(5)	Options vest in equal installments on each of the first and second anniversary dates of grant. The numbers in this column represent the number of shares underlying options granted.
(6)	Perquisites and other personal benefits provided to each of the non-employee directors in 2007 were, in the aggregate, less than $10,000 per director.
(7)	Mr. Berube receives $125,000 per year under a consulting agreement with the Company that is in effect until January 10, 2012 or until he finds full-time employment elsewhere.
(8)	Mr. Freeh resigned from the Board of Directors and all committees on which he served effective August 30, 2007.

DIRECTOR EQUITY AWARDS FOR 2007

Each non-employee director received an annual stock award of 3,000 shares of the Company’s common stock with a grant date fair value of $45,390 on January 3, 2007.

Certain Relationships and Related Transactions

Relationship with Lau Security Systems

On January 10, 2002, we acquired the assets of Lau Security Systems, a division of Lau Technologies (‘‘Lau’’), including all of its intellectual property, contracts and distribution channels. As a result of this transaction, certain obligations on our part to license intellectual property to Lau were terminated. We assumed certain liabilities related to the acquired business and will pay Lau a royalty of 3.1% of certain of our face recognition revenues until June 30, 2014, up to a maximum of $27.5 million. Lau is owned by Denis K. Berube, Executive Vice President and Chief Officer of Lau and a member of our Board, and his wife, Joanna Lau. Mr. Berube is the beneficial owner of more than 3% of our outstanding stock.

In connection with the purchase of the business of Lau Security Systems, we entered into consulting agreements with Ms. Lau and Mr. Berube. Under the consulting agreements, Ms. Lau and Mr. Berube will each receive annual compensation of $125,000. The agreement terminates at the earlier of January 10, 2012 or the commencement of Ms. Lau’s or Mr. Berube’s full-time employment elsewhere.

Relationship with L-1 Investment Partners, LLC and Aston Capital Partners, L.P.

Investment in the Company.    Aston Capital Partners LP (‘‘Aston’’) is a private investment fund organized as a limited partnership and managed by its general partner, Aston Capital Partners GP LLC and L-1 Investment Partners. On December 16, 2005, we issued and sold to Aston, 7,619,047 shares of our common stock at $13.125 per share and warrants to purchase up to an aggregate of 1,600,000 shares of our common stock at an exercise price of $13.75 per share. Prior to its investment in the Company, the Company had no other relationships with L-1 Investment Partners and its affiliates, except that Messrs. LaPenta and DePalma were individual investors in the Company. The warrants issued to Aston are exercisable until December 16, 2008, subject to the following vesting provisions: warrants to purchase (i) 1,280,000 shares of our common stock vest on a pro rata basis when and if acquisitions involving the payment of aggregate consideration of $125 million are consummated; (ii) 213,333 shares of our common stock vest when and if the Company’s gross revenues for any four consecutive quarters are equal to or greater than $200 million; and (iii) 106,667 shares of our common stock vest when and if the Company’s gross revenues for any four consecutive quarters are equal to or greater than $300 million. The warrants to purchase 1,280,000 shares of our common stock are fully vested as a result of the Merger and certain other transactions. Robert LaPenta, James DePalma, Joseph Paresi and Doni Fordyce directly and indirectly hold all the beneficial ownership in the general partner and L-1 Investment Partners. Aston has the right on two occasions to demand that we file a registration statement covering the resale of the shares of our common stock held by Aston and the shares of our common stock issuable upon exercise of the warrants.

IBT Warrants.    On December 16, 2005, upon the completion of the acquisition of IBT, we issued warrants to purchase 440,000 shares of our common stock with an exercise price of $13.75 per share to L-1 Investment Partners for strategic advice, due diligence and other services relating to the acquisition. Warrants to purchase 280,000 of the shares were fully vested and are exercisable for three years. If during any of 2006, 2007 or 2008, the IBT business generates earnings before interest, taxes, depreciation and amortization of $6 million or more, the remaining warrants to purchase 160,000 shares of our common stock will vest. These warrants have a term of three years from the date of such vesting, if any.

Sale of Afix.    Aston and the Company have reached an agreement in principle whereby Aston may sell AFIX Technologies, Inc., a portfolio company of Aston which provides fingerprint and palmprint identification software to local law enforcement agencies, to the Company at fair market value, which will be determined by an independent appraiser retained by the Company’s Board of Directors. At the time of this proxy statement, no other terms of this potential sale have been agreed to and it is subject to the negotiation, execution and delivery of a definitive acquisition agreement mutually acceptable to the parties.

Sublease.    In connection with the relocation of the corporate headquarters of the Company to the offices of L-1 Investment Partners in Stamford, Connecticut, the Company entered into a sublease with L-1 Investment Partners, pursuant to which the Company will pay the rent and other costs payable by L-1 Investment Partners from the effective time of the Merger, until the earlier of (i) the expiration or termination of the lease or (ii) unless otherwise agreed to by the Company and L-1 Investment Partners, as promptly as practicable but in no event later than 60 days following the date upon which Mr. LaPenta ceases to be Chief Executive Officer of the Company for any reason. The Company estimates the costs to be approximately $720,000 per year. The sublease contains standard representations and warranties by both parties. In addition, the Company covenants to maintain the premises in accordance with the lease; maintain the insurance required to be maintained by L-1 Investment Partners under the lease; use the premises only for the purposes expressly permitted under the lease; and be responsible for obtaining and paying the cost for any utilities the offices require, to the extent that such utilities are not provided by the landlord.

Non-competition Agreement.    As a condition to the closing of the merger, the Company and L-1 Investment Partners entered into a termination and non-compete agreement which among other things, (1) terminates all arrangements (other than those specifically identified in the agreement) whereby L-1 Investment Partners and its affiliates provide financial, advisory, administrative or other services to us or our affiliates, and (2) prohibits L-1 Investment Partners and its affiliates from directly advising, performing services for, investing in or entering into any other agreement with any person that competes directly or indirectly with us, which includes without limitation in the world-wide biometric, credentialing and ID management business (other than with respect to investments of L-1 and its affiliates specifically identified in such agreement).

Relationship with Robert LaPenta, Jr.

On April 23, 2007, the Company entered into an employee arrangement with Mr. Robert LaPenta, Jr., the son of the Company’s Chief Executive Officer, to serve as Vice President, M&A/Corporate Development.

Procedures for Approval of Related Party Transactions

Pursuant to the Company’s Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee reviews and approves any material transaction between the Company and any director or executive officer of the Company (or any person or entity controlled by or controlling such director or officer, or in which such director or officer has a direct or indirect material financial interest). Prior to approving any such transaction, the Nominating and Corporate Governance Committee considers whether such transaction is in the best interests of the Company. If the Nominating and Corporate Governance Committee approves the transaction, the Nominating and Corporate Governance Committee reviews the public disclosure of such transaction prior to such disclosure.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis (‘‘CD&A’’) contained in the Company’s 2008 proxy statement and discussed that CD&A with management. Based on the Compensation Committee’s review of, and discussions with, management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company’s Annual Report on Form 10-K for 2007 and this proxy statement.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Milton E. Cooper, Chairman Robert S. Gelbard Malcolm J. Gudis James M. Loy Harriet Mouchly-Weiss B. Boykin Rose George J. Tenet

The information contained in the foregoing report shall not be deemed to be ‘‘filed’’ or to be ‘‘soliciting material’’ with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2007.

Review with Management

The Audit Committee reviewed and discussed our audited consolidated financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AV380 — which supersedes SAS 61).

The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP which is required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence. The Audit Committee also concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the Company and its subsidiaries, as described in this proxy statement, is compatible with Deloitte & Touche LLP’s independence.

Conclusion

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors.

Peter Nessen, Chairman John Lawler, Vice Chairman Malcolm J. Gudis James M. Loy

The information contained in the foregoing report shall not be deemed to be ‘‘filed’’ or to be ‘‘soliciting material’’ with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2007 and 2006 provided by Deloitte & Touche LLP, our independent registered public accounting firm (amounts in thousands).

	2006	2007
Audit Fees(a)	$1,820	$2,135
Audit-Related Fees(b)	54	145
Tax Fees(c)	4	192
Total:	$1,878	$2,472

(a)	Audit Fees represent fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as services provided in connection with other SEC Filings.
(b)	Represents assurance and other services not directly related to the audit of the consolidated financial statements
(c)	Tax Fees represent fees for professional services related to tax reporting, compliance and transaction services assistance.

The Audit Committee of the Board of Directors has adopted a formal policy concerning the approval of audit and non-audit services to be provided by our independent registered public accounting firm, Deloitte & Touche LLP. The policy requires that all services Deloitte & Touche LLP may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee or, under certain circumstances, the Chairman of the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during the year ended December 31, 2007.

PROPOSAL NO. 2
APPROVAL OF THE 2008 LONG-TERM INCENTIVE PLAN

As of March 14, 2008, our Board of Directors adopted, subject to stockholder approval, the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan (the ‘‘2008 Plan’’). The following summary of the 2008 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2008 Plan, which is included as Appendix A to this proxy statement.

Purposes

The purposes of the 2008 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to directors of the Company and employees and consultants of the Company and its affiliates, and to promote the success of our business. Options, stock rights and other stock-based awards may be granted under the 2008 Plan. This will give the Company greater flexibility in providing stock-based incentive compensation to our employees and directors than is currently available under the Company’s existing stock option plans.

Administration

The 2008 Plan is administered by the Board of Directors, which may delegate its powers under the 2008 Plan to one or more committees or sub-committees of the Board of Directors. Subject to the provisions of the 2008 Plan, the administrator of the 2008 Plan has authority in its discretion to: (1) determine fair market value of our common stock; (2) select employees, consultants and directors to whom awards may be granted; (3) determine the number of shares covered by awards; (4) approve forms of agreement for use under the 2008 Plan; (5) determine the terms and conditions of awards; (6) determine whether and under what circumstances an option may be settled in cash instead of common stock; (7) prescribe, amend or rescind rules and regulations relating to the 2008 Plan; and (8) construe and interpret the terms of the 2008 Plan and awards granted pursuant to the 2008 Plan.

Shares Subject to the 2008 Plan

The stock subject to options and awards under the 2008 Plan is authorized but unissued shares of our common stock or shares of treasury common stock. The number of shares of common stock that may be issued under the 2008 Plan is 2,000,000 shares, plus any shares authorized under the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan (‘‘2005 Plan’’), subject to adjustment, as described below. No more than 200,000 of such shares shall be issued with respect to stock rights or other stock-based awards that provide equity compensation based on the full value of the award on the date of grant. Any shares subject to an option granted under either the 2005 Plan or the 2008 Plan that for any reason expire or are terminated unexercised and any restricted stock granted under the 2005 Plan or the 2008 Plan that is forfeited and repurchased by us at not more than the price paid by the participant may again be the subject of an option or award under the 2008 Plan.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2008 Plan provides that no participant may receive, over the term of the 2008 Plan, awards for more than an aggregate of 1,000,000 shares per calendar year of common stock with respect to which awards may be granted under the 2008 Plan. Stockholder approval of this proposal will constitute stockholder approval of this limitation for Section 162(m) purposes.

Eligibility

Nonstatutory stock options, or NSOs, stock rights and other stock-based awards (other than incentive stock options) may be granted to employees, consultants and directors. Incentive stock options, or ISOs, may be granted only to employees. Each option will be designated in the stock option agreement as either an ISO or an NSO. As of December 31, 2007, we estimate that approximately 1,819 employees, as well as our eleven non-employee directors, were eligible to participate in the 2008 Plan. Notwithstanding the terms of any award under the 2008 Plan, in the event of certain misconduct by a participant, all awards to that participant will be terminated and all shares acquired by the participant under the 2008 Plan will be subject to repurchase by us at any time within 180 days after we have knowledge of such misconduct.

Terms and Conditions of Options

Exercise Price.    The exercise price for shares issued upon exercise of options will be determined by the 2008 Plan administrator but may not be less than 100% of the fair market value of the stock underlying the option on the date the option is granted. The exercise price of ISOs granted to a 10% or greater stockholder may not be less than 110% of the fair market value on the date of grant.

Form of Consideration.    The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The 2008 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), consideration received by us under a cashless exercise program implemented by us in connection with the 2008 Plan, or any combination of the foregoing.

Term of Options.    The term of an option may be no more than ten years from the date of grant, except that the term of an ISO granted to a 10% or greater stockholder may not exceed five years from the date of grant.

Separation from Service.    An option is exercisable for no more than three months following separation from service other than by reason of the participant’s death or disability or such other period as set forth in the option agreement. If, on the date of separation from service, a participant is not fully vested, the shares covered by the unvested portion will revert to the 2008 Plan.

Death or Disability.    An option is exercisable for 12 months following death of the participant or separation from service for a disability or such other period as set forth in the option agreement. If, on the date of death or separation from service, a participant is not fully vested, the shares covered by the unvested portion will revert to the 2008 Plan.

Other Provisions.    The stock option agreement for each option grant may contain other terms, provisions and conditions not inconsistent with the 2008 Plan, as may be determined by the 2008 Plan administrator.

Terms and Conditions of Stock Rights

Stock rights.    A stock right is the right to acquire common stock for a purchase price or for no purchase price. Stock rights may be issued either alone, in addition to, or in tandem with, other awards granted under the 2008 Plan and/or cash awards made outside of the 2008 Plan. The grant of a stock right under the 2008 Plan will be evidenced by a stock agreement.

Right of Repurchase.    Unless the 2008 Plan administrator determines otherwise, the stock agreement will give the Company the right to repurchase the stock sold upon the separation of the participant’s service to the Company or upon the failure to satisfy any performance objectives or other conditions specified in the stock agreement. The repurchase price will be the purchase price paid by the participant or such other price as set forth in the stock agreement. The repurchase right will lapse upon such conditions or at such rate as the 2008 Plan administrator may determine and set forth in the stock agreement.

Other Stock-Based Awards

The 2008 Plan administrator will have the right to grant other awards based upon the Company’s common stock, having such terms and conditions as the 2008 Plan administrator may determine, including the grant of shares or units based on certain conditions that afford the participant to receive cash or a number of shares, the grant of securities convertible into common stock, the grant of stock appreciation rights and the grant of dividend equivalent rights. The base price above which appreciation is measured under any other stock-based award, including a stock appreciation right, may not be less than 100% of the fair market value of the stock underlying the award on the date of grant. The grant of any other stock-based award under the 2008 Plan will be evidenced an award agreement.

Performance Goals

Any awards granted under the Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m) of the Code (‘‘Section 162(m) performance-based awards’’). As determined by the Administrator in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

The business criteria to be used for establishing performance goals under any Section 162(m) performance-based award shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to stockholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service. In addition, performance-based awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

Adjustments

Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Award, (iv) the price per Share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall be adjusted by the Company (or alternatively, substituted Awards may be made, if applicable) in a manner that prevents dilution or enlargement of the benefits intended to be made available under the Plan after giving effect to the occurrence of such event; provided that the number of Shares subject to any Award must always be a whole number.

Dissolution or Liquidation.    The 2008 Plan administrator in its discretion may provide for a participant to have the right to exercise his or her award until 15 days prior to any dissolution or liquidation of the Company. To the extent not previously exercised, an award will terminate immediately prior to the consummation of any proposed dissolution or liquidation.

Change in Control.    Except as otherwise provided in any stock option agreement or stock agreement or other document evidencing an award, in the event of a change in control (as defined), the 2008 Plan administrator, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards, or cancel awards for a cash payment to the participant.

Limits on Transferability

An ISO granted under the 2008 Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or by the laws of descent and distribution following the participant’s death. NSOs, stock rights or other stock-based awards granted under the 2008 Plan may be assigned during a participant’s lifetime to members of the participant’s family or to a trust established for such family members or the participant’s former spouse pursuant to the participant’s estate plan or pursuant to a domestic relations order.

Amendment of Awards

The 2008 Plan administrator may amend, modify or terminate any outstanding awards provided that the participant’s consent to such action must be obtained unless the administrator determines that the action would not materially and adversely affect the participant or is necessary to cause the award to comply with Section 409A of the Internal Revenue Code. Without the prior approval of the Company’s shareholders, options or stock appreciation rights and any other stock-based award that is determined based upon appreciation of equity issued under the 2008 Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price or grant price of a previously granted award or cancelled in exchange for consideration while the per share exercise price is lower than the fair market value of a share of the stock underlying the award, and no amendment shall be made without shareholder approval if shareholder approval is required by applicable laws.

Amendment and Termination of the 2008 Plan

The Board of Directors may at any time amend, alter, suspend or terminate the 2008 Plan. The Board of Directors will obtain stockholder approval of any 2008 Plan amendment to the extent necessary or desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the 2008 Plan will impair the rights of any participant, unless mutually agreed in writing.

Tax Withholding

Issuance of shares under the 2008 Plan is subject to withholding of all applicable taxes, and the participants must make arrangements satisfactory to the Administrator that such tax payments be made. Except as otherwise provided in an award agreement and provided the Company’s common stock is registered under the Exchange Act, participants may satisfy such tax obligations in whole or in part by delivery of shares, including shares retained from the award creating the tax obligation, valued at their fair market value.

Federal Income Tax Consequences

Incentive Stock Options   —   A participant who receives an ISO will generally recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such ISO. However, when a participant exercises an ISO, the difference between the fair market value of the shares purchased and the option price of those shares will be includable in determining the participant’s alternative minimum taxable income.

If the shares are retained by the participant for at least one year from the date of exercise and two years from the date of grant of the options, gain will be taxable to the participant upon sale of the shares acquired upon exercise of the ISO, as a long-term capital gain. In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise. The Company will not be entitled to a tax deduction arising from the exercise of an ISO if the employee qualifies for such long-term capital gain treatment.

Nonstatutory Stock Options (NSOs) and Stock Appreciation Rights (SAR) — A participant will not recognize taxable income for federal income tax purposes at the time an NSO or SAR is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price for an NSO, or base price, for an SAR, and the fair market value of the shares on the date of exercise of the NSO or cash or shares received upon the exercise of the SAR. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized income upon exercise of the NSO or the SAR.

The participant’s basis in any shares acquired upon the exercise of an NSO or SAR will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of any shares obtained upon exercise of an NSO or SAR settled in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

Stock Rights   —   The federal income tax consequences of a stock right will depend on how the award is structured. A participant will recognized ordinary income on the grant of an award of unrestricted Shares equal to the excess of the fair market of each Share subject to the Stock Right over the purchase price paid by the participant. If the award is structured as a restricted share award (i.e., with transfer restrictions and a right of repurchase by the Company), then unless a participant makes a voluntary filing under Section 83(b) of the Code to recognize ordinary income on the date the award is granted, a participant granted a restricted stock award will recognize ordinary income on the excess of the fair market of each Share subject to the Stock Right over the purchase price paid by the participant on the date restrictions lapse. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes income in respect of the award.

Other Stock Based Awards other than SARs; Dividend Equivalents   —   The tax consequences of other stock based awards depends upon how the awards are structured. Generally, an award such as deferred Stock or Stock Units that involves a deferral will cause a participant to recognize income on the date the award is paid or ‘‘constructively received’’ by the participant, provided the award complies with Section 409A of the Code. Likewise, dividend equivalents will cause a participant to recognize income on the date the award is paid or ‘‘constructively received’’ by the participant. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes income in respect of the award.

The Board of Directors recommends that the 2008 Plan be approved by the stockholders.

See ‘‘Executive Compensation — Report of the Compensation Committee of the Board of Directors’’ included in this proxy statement for additional information concerning the Long-Term Incentive Plan.

The Board of Directors recommends a vote FOR this proposal.

Securities Authorized for Issuance under Equity Compensation Plan

Information about our equity compensation plans as of December 31, 2007 is as follows:

Equity Compensation Plan Information(1)

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,195,274	$14.72	2,176,571(2)
Equity compensation plans not approved by security holders(3)	2,503,023	$16.48	37,833
Total	5,698,297	$15.49	2,214,404

(1)	The following plans were assumed by the Company in connection with acquisitions: Identix Incorporated 1995 Equity Incentive Plan; Identix Incorporated 2000 New Employee Stock Incentive Plan; Identix Incorporated Non-Employee Directors Stock Option Plan; Imaging Automation, Inc. 1996 Stock Option Plan; Imaging Automation, Inc. 2003 Employee, Director And Consultant Stock Plan; Visionics Corporation 1990 Stock Option Plan; Visionics Corporation 1998 Stock Option Plan; and Visionics Corporation Stock Incentive Plan. As of December 31, 2007, 1,829,809 shares were issuable upon the exercise of outstanding stock options under these plans at a weighted average price of $13.54. No subsequent grants will be made under these plans. Information regarding options outstanding under acquired Company plans is not included in the above table.
(2)	Under the Viisage Technology, Inc. 2006 Employee Stock Purchase Plan, 374,181 shares remain available for purchase under the plan and no shares are subject to purchase during the current purchase period.
(3)	In February 2002, the board of Identix adopted the Identix Incorporated 2002 Equity Incentive Plan (the ‘‘Identix Plan’’) and in June 2002 the shareholders of Identix approved the Identix Plan. The Identix Plan authorized employees, directors and consultants to receive up to 5,800,000 shares of common stock. In August 2006, Viisage merged with Identix and the Identix Plan was assumed pursuant to the terms of the merger. Following the merger, employees, directors and consultants of Identix were eligible to receive additional grants under the Identix Plan and outstanding awards under the Identix Plan continued to be exercisable upon the same terms and conditions (after giving effect to any acceleration of vesting resulting from the merger); provided, however, that (i) each such option thereafter was exercisable for a number of shares of the Company’s common stock (rounded down to the nearest whole share) equal to the product obtained from multiplying the number of shares of common stock of Identix subject to such option by 0.473 , and (ii) the exercise price per share of the Company’s common stock was to equal the quotient obtained from dividing the exercise price per share of common stock of Identix subject to such option in effect immediately prior to the merger by 0.473 (rounded up to the nearest whole cent).

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2008. The Audit Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. Deloitte & Touche LLP is currently our independent registered public accounting firm.

The Board of Directors recommends a vote FOR this proposal.

Change of Independent Registered Public Accounting Firm

By letter dated March 21, 2006, BDO Seidman, LLP (‘‘BDO’’) notified the Company that BDO had resigned as the Company’s independent registered public accounting firm. BDO served as the Company’s independent registered public accounting firm since November 3, 1999.

Through March 21, 2006, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such periods.

Through March 21, 2006, there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses noted below.

As described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, BDO’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 expressed the opinion that the Company did not maintain effective internal control over financial reporting due to the following material weakness: the ineffectiveness of the Company’s financial statement close process due to insufficient personnel within the accounting function to effect a timely and accurate financial statement close process with the necessary level of review and supervision. As described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, BDO’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expressed the opinion that the Company did not maintain effective internal control over financial reporting due to the following material weaknesses: the lack of sufficient personnel resources and technical accounting expertise within the accounting function to effect a timely financial close process and effectively evaluate and resolve non-routine and/or complex accounting transactions and the lack of control processes around information technology systems.

The Company provided BDO with a copy of the Current Report on Form 8-K filed on March 24, 2006 and Form 8-K/A filed April 3, 2006 related to this matter and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agreed with the statements made by the Company, and if not, stating the respects in which it did not agree. By letter dated April 3, 2006, BDO stated that it agreed with the statements contained in the foregoing disclosure.

On May 1, 2006, the Audit Committee of the Company decided to engage Deloitte & Touche LLP as the Company’s independent registered public accounting firm commencing with the audit for the fiscal year ending December 31, 2006.

During the Company’s fiscal years ended December 31, 2005 and December 31, 2004 and the period from December 31, 2005 through May 1, 2006, neither the Company, nor anyone on its behalf, consulted with Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Deloitte & Touche LLP that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2007 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to stockholders upon payment of photocopying charges.

PROPOSALS BY STOCKHOLDERS

In order to include information with respect to a stockholder proposal in the Company’s proxy statement and related form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934.

Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2009 annual meeting of stockholders must be received by us at 177 Broad Street, Stamford, CT 06901, Attention of Mark S. Molina, Secretary, no later than November 20, 2008. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2009 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our By-Laws and our rules and regulations no later than February 21, 2009. Any proxies solicited by the Board of Directors for the 2009 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

The notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of the stockholder notice, (iii) the class and number of shares of the Company which are held of record, beneficially owned or represented by proxy by the stockholders and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, (iv) any material interest of the stockholder in such proposal and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, in his or her capacity as a proponent to a stockholder proposal.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors.
ROBERT V. LAPENTA Chairman of the Board, President and Chief Executive Officer

Appendix A

L-1 IDENTITY SOLUTIONS, INC.

2008 LONG-TERM INCENTIVE PLAN

1.    Purposes of the Plan.    The purposes of this 2008 Long-Term Incentive Plan (the ‘‘Plan’’) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Consultants and Directors to promote the success of the Company’s business. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Options, Stock Rights, Dividend Equivalent Rights and other stock-based awards may be granted under the Plan.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)    ‘‘Administrator’’ means the Board or the Committee responsible for administering the Plan, as applicable, in accordance with Section 5 hereof.

(b)    ‘‘Affiliate’’ means any person that indirectly through one or more intermediaries or directly controls, is controlled by, or is under common control with the Company.

(c)    ‘‘Applicable Laws’’ means the requirements relating to the administration of equity based plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d)    ‘‘Award’’ means any Option, Stock Right, Dividend Equivalent Right or other stock-based award granted pursuant to the Plan.

(e)    ‘‘Board’’ means the Board of Directors of the Company, as constituted from time to time.

(f)    ‘‘Change in Control’’ means the occurrence of any one of the following:

(i)    any person as such term is used in Section 13(d) of the Exchange Act or person(s) acting together which would constitute a ‘‘group’’ for purposes of Section 13(d) of the Exchange Act (other than the Company or any Affiliate) shall acquire (or shall have acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and shall ‘‘beneficially own’’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

(ii)    During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Board or any individuals who would be ‘‘Continuing Directors’’ (as hereinafter defined) cease for any reason to constitute at least a majority thereof (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

(iii)    Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(iv)    Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company’s common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which all shares of the Company’s common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

For purposes of this Section 9(b), ‘‘Continuing Directors’’ shall mean (x) the directors of the Company in office on the Effective Date and (y) any successor to any such director and any additional director who after the Effective Date whose appointment or election is endorsed, at the time of his or her nomination or election, by a majority of the Continuing Directors on the Company’s Nominating and Corporate Governance Committee (or if the Board shall then have the authority to nominate members to serve on the Board endorsed by the Continuing Directors on the Board).

(g)    ‘‘Code’’ means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. References to any particular Code section shall include any successor section.

(h)    ‘‘Committee’’ means a committee of Directors appointed by the Board in accordance with Section 5(b) hereof that is comprised of solely of not less than two (2) members who shall be (i) ‘‘non-employee directors’’ within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, and (ii) ‘‘outside directors’’ within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code.

(i)    ‘‘Common Stock’’ means the Common Stock, $.001 par value per share, of the Company.

(j)    ‘‘Company’’ means L-1 Identity Solutions, Inc., a Delaware corporation.

(k) ‘‘Consultant’’ means an individual who performs bona fide services for a Related Company, other than an Employee or Director.

(l)    ‘‘Director’’ means a member of the Board.

(m)    ‘‘Disability’’ means ‘‘total and permanent disability’’ as defined in Section 22(e)(3) of the Code.

(n)    ‘‘Dividend Equivalent Right’’ means an Award entitling the grantee to receive credits based on dividends that would have been paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

(o)    ‘‘Effective Date ’’ has the meaning described in Section 3.

(p)    ‘‘Employee’’ means any individual, including an Officer or Director, who is a common-law employee of a Related Company.

(q)    ‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. References to any particular Exchange Act section shall include any successor section.

(r)    ‘‘Exercise Price’’ or ‘‘Purchase Price’’ means the per Share price to be paid by a Participant or Purchaser to exercise an Option or acquire a Share pursuant to a Stock Right.

(s)    ‘‘Fair Market Value’’ means, as of any date, the value of a share of Common Stock determined as follows:

(i)    If the Common Stock is listed on any national securities exchange registered with the Securities and Exchange Commission, its Fair Market Value shall be the closing sales price for a share of such stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotations were available), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of Common Stock on the last market trading day prior to the day of determination (or, if there are no quotes on that day, on the last day preceding such date for which quotes were available); or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(t)    ‘‘Incentive Stock Option’’ means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(u)    ‘‘Nonstatutory Stock Option’’ means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v)    ‘‘Officer’’ means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)    ‘‘Option’’ means a stock option granted pursuant to the Plan.

(x)    ‘‘Optioned Stock’’ means the Common Stock subject to an Option or a right to purchase Common Stock pursuant to a Stock Right.

(y)    ‘‘Parent’’ means a ‘‘parent corporation,’’ whether now or hereafter existing, as a defined in Section 424(e) of the Code.

(z)    ‘‘Participant’’ means the holder of an outstanding Award.

(aa)    ‘‘Plan’’ means this 2008 Long-Term Incentive Plan.

(bb)    ‘‘Purchased Shares’’ means the shares of Common Stock purchased by a Participant pursuant to his or her exercise of an Option or acquired pursuant to Stock Right, including, without limitation, Shares granted to a Participant for no consideration.

(cc)    ‘‘Purchaser’’ means a Participant who has acquired, or is seeking to acquire, Purchased Shares pursuant to a Stock Right or the exercise of a Stock Option.

(dd)    ‘‘Related Company’’ means and includes the Company and the Parent and any Subsidiaries of the Company.

(ee)    ‘‘Restricted Shares’’ means unvested shares of Common Stock acquired pursuant to an Award which are subject to a Right of Repurchase.

(ff)    ‘‘Right of Repurchase’’ means the right of the Company to repurchase Restricted Shares issued pursuant to any Award.

(gg)    ‘‘Section 16(b)’’ means Section 16(b) of the Exchange Act.

(hh)    ‘‘Service’’ means the Participant’s performance of services for a Related Company in the capacity of an Employee, Consultant or Director.

(ii)    ‘‘Share’’ means a share of the Common Stock, as adjusted in accordance with Section 13 hereof.

(jj)    ‘‘Stock Option Agreement’’ means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. A Stock Option Agreement is subject to the terms and conditions of the Plan.

(kk)    ‘‘Stock Agreement’’ means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Right. A Stock Agreement is subject to the terms and conditions of the Plan.

(ll)    ‘‘Stock Right’’ means the right of a Participant to purchase Common Stock or the grant of Common Stock subject to certain restrictions, pursuant to Section 10 hereof.

(mm)    ‘‘Subsidiary’’ means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly, whether now or thereafter existing, as defined in Section 424(f) of the code.

(nn)    ‘‘10% Stockholder’’ means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the voting power of all classes of stock of a Related Company.

3.    Effective Date and Term of Plan.    The Plan shall become effective upon its adoption by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

4.    Stock Subject to the Plan.

(a)    Number of Shares.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Awards and issued under the Plan is 2,000,000 Shares plus any shares authorized under the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan (‘‘2005 LTIP’’) as to which, as of the Effective Date, awards have not been made, all of which, in the discretion of the Administrator, may be granted as Incentive Stock Options. The Shares may be authorized but unissued shares or treasury shares. If an Award under this Plan or the 2005 LTIP expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan or under the 2005 LTIP, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares granted under the Plan or the 2005 LTIP are forfeited and repurchased by the Company at not more than the price paid by the Participant therefor, such Shares shall become available for future Awards under the Plan.

(b)    Per-Participant Limit.    Subject to adjustment under Section 13, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

(c)    Limit on Full Value Awards.    Subject to adjustment under Section 13, of the shares of Common Stock reserved for issuance under Section 4(a), no more than two hundred thousand (200,000) of such Shares shall be issued pursuant to Stock Rights or other stock-based Awards that provide equity compensation based on the value of a Share on the date of grant (rather than only upon the appreciation in the value of a Share over an exercise price or base price following the date of grant).

5.    Administration of the Plan.

(a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)    Appointment of Committees.    To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board.

(c)    Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or executive officer, the specific duties delegated by the Board to such Committee or executive officer, the Administrator shall have the authority in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to approve forms of agreement for use under the Plan;

(v)    to determine the terms and conditions of any Award granted hereunder, and to modify such terms and conditions to the extent permitted by the terms of the Award and Section 15(k). Such terms and conditions may include, but are not limited to, the Exercise Price or Purchase Price, the time or times when an Award may be exercised (which may be based on performance criteria), vesting (including acceleration of vesting), acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine that are consistent with the terms of the Plan;

(vi)    to determine whether and under what circumstances an Option may be settled in cash under Section 14(i) instead of Common Stock;

(vii)    to prescribe, amend and rescind rules relating to the Plan; and

(viii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

6.    Eligibility.

(a)    Nonstatutory Stock Options, Stock Rights, Dividend Equivalent Rights and other stock-based awards (other than Incentive Stock Options) may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees.

(b)    Each Option shall be designated in the Stock Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Related Companies) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

7.    Term of Option.    The term of each Option shall be stated in the Stock Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement.

8.    Option Exercise Price and Consideration.

(a)    The Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator but no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that, in the case of an Incentive Stock Option granted to a 10% Stockholder, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(b)    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and set forth in the Stock Option Agreement). Such consideration may consist of (i) cash or a check payable to the Company, (ii) when the Common Stock is registered under the Exchange Act, other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (iv) any combination of the foregoing methods of payment.

9.    Exercise of Option.

(a)    Procedure for Exercise.    Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Stock Option Agreement. Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Stock Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Separation from Service.    If a Participant separates from Service other than by reason of the Participant’s death or Disability, such Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of separation from Service (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for three months following the Participant’s separation from Service. If, on the date of separation from Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after separation from Service, the Participant does not exercise his or her Option within the time specified by the Administrator in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)    Disability of Participant.    If a Participant separates from Service as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of separation from Service (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s separation from Service as the result of the Participant’s Disability. If, on the date of separation from Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after separation from Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)    Death of Participant.    If a Participant dies while an Employee or Director, the Option may be exercised within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s separation from Service because of death. If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)    Unvested Shares.    The Administrator shall have the discretion to grant Options which are exercisable for Restricted Shares. Should the Participant separate from Service or fail to satisfy performance objectives while holding such Restricted Shares, the Company shall have a Right of Repurchase, at the Exercise Price paid per Share or such other price determined by the Administrator and set forth in the Stock Option Agreement, with respect to any or all of those Restricted Shares. The terms upon which such Right of Repurchase shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Administrator and set forth in the Stock Option Agreement or other document evidencing such repurchase right.

10.    Stock Rights.

(a)    Stock Rights.    A Stock Right is the right to acquire Common Stock for a Purchase Price or with no Purchase Price (however, if there is no Purchase Price the Common Stock is newly issued, the Participant shall be required to pay par value for the Common Stock). Stock Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Upon the grant of a Stock Right, the Administrator shall advise the Participant in writing of the terms, conditions and restrictions related to the grant, including the number of Shares subject to the Stock Right, the Purchase Price (if any), and, if applicable, the time within which the Participant must accept the offer to acquire the Common Stock pursuant to the Stock Right. The Stock Right shall be evidenced by a Stock Agreement in the form determined by the Administrator.

(b)    Right of Repurchase.    Unless the Administrator determines otherwise, a Stock Agreement shall grant the Company a Right of Repurchase exercisable upon the Purchaser’s separation from Service with the Company for any reason (including death or Disability) or upon the failure to satisfy any performance objectives or other conditions specified in the Stock Agreement. Shares issued as Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Administrator in the Stock Agreement, for such period as the Administrator shall determine. The purchase price for Restricted Shares repurchased pursuant to the Right of Repurchase shall be the amount paid by the Purchaser or such other price determined by the Administrator and set forth in the Stock Agreement. The Right of Repurchase shall lapse upon such conditions or at such rate as the Administrator may determine and set forth in the Stock Agreement.

Each certificate for Restricted Shares shall bear an appropriate legend referring to the Right of Repurchase and other restrictions and shall be deposited by the stockholder with the Company together with a stock power endorsed in blank. Any attempt to dispose of Restricted Shares in contravention of the Right of Repurchase and other restrictions shall be null and void and without effect. If Restricted Shares shall be repurchased by the Company pursuant to the Right of Repurchase, the stockholder shall forthwith deliver to the Company the certificates for the Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. If the Company does not exercise its Right of Repurchase within the time period set forth in the Stock Agreement, the Right of Repurchase shall terminate and be of no further force and effect.

The Administrator may in its discretion waive the surrender and cancellation of one or more Restricted Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule or other conditions applicable to those Restricted Shares. Such waiver shall result in the immediate vesting of the Purchaser’s interest in the Restricted Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s or Purchaser’s separation from Service or the attainment or non-attainment of the applicable conditions.

(c)    Other Provisions.    The Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

11.    Other Stock-Based Awards.    The Administrator shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including the grant of Shares or units which afford the Participant the right to receive cash or a number of Shares determined based on the value of a Share, in either case upon the passage of time or the attainment of certain conditions, the grant of securities convertible into Common Stock, and the grant of stock appreciation rights (provided the base price above which appreciation is measured under any other stock-based award, including a stock appreciation right, shall be no less than 100% of the Fair Market Value of the stock underlying the Award on the date of grant). Each other stock-based Award shall be set forth in a written agreement between the Company and the Participant which evidences the terms and conditions of the grant and shall otherwise be subject to the terms and conditions of the Plan.

12.    Dividend Equivalent Rights; Interest Equivalents

(a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the Award.

(c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s separation from Service for any reason.

13.    Adjustments Upon Changes in Capitalization or Dissolution or Change in Control.

(a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Award, (iv) the price per Share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall be adjusted by the Company (or alternatively, substituted Awards may be made, if applicable) in a manner that prevents dilution or enlargement of the benefits intended to be made available under the Plan after giving effect to the occurrence of such event; provided that the number of Shares subject to any Award must always be a whole number.

(b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until 15 days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Right of Repurchase applicable to any Restricted Shares acquired upon exercise of an Option or Stock Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed dissolution or liquidation of the Company.

(c)    Change in Control.    Except as otherwise provided in any Stock Option Agreement or Stock Agreement or other document evidencing an Award, in the event of a Change in Control when any unexercised Award or any Restricted Shares remains outstanding, the Administrator may in its discretion apply one or more or any combination of the following provisions:

(i)    the Administrator may provide that outstanding Awards or Restricted Shares shall be assumed or an equivalent option or right or restricted stock substituted by the successor entity or a Parent or Subsidiary thereof; or

(ii)    the Administrator may, subject to the provisions of clause (iv), after a Change in Control, permit a holder of an Award immediately prior to such effective date, to receive in lieu of Shares of Common Stock, shares of stock or other securities or other consideration as the holders of Common Stock received pursuant to the terms of the Change in Control, provided, that the receipt of cash consideration in respect of an Option or stock appreciation right or shall not be made contingent upon whether the Option or right has been exercised;

(iii)    the Administrator may waive any discretionary limitations imposed with respect to an Award so that some or all Options or Stock Rights, from and after a date prior to the effective date of the Change in Control as specified by the Administrator, are exercisable in full and any Restricted Shares shall cease to be subject to restrictions in whole or in part; or

(iv)    the Administrator may cause any outstanding Options or other Awards that must be exercised to realize the value of the Award to be canceled as of the effective date of the Change in Control, provided that notice of cancellation is given to each holder of an Award, and each holder of an Award shall have the right to exercise the Award in full (to the extent then vested and exercisable) prior to or contemporaneous with the effective date of such Change in Control.

14.    Section 162(m) Performance-Based Awards.    Any awards granted under the Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m) of the Code (‘‘Section 162(m) performance-based awards’’). As determined by the Administrator in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

The business criteria to be used for establishing performance goals under any Section 162(m) performance-based award shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to stockholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service. In addition, performance-based awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

A Section 162(m) performance-based award shall set forth in writing, no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such period has elapsed, the performance goals applicable to the performance period and an objective formula or standard for computing the amount of compensation payable to the participant if such performance goals are obtained and the individual employees or class of employees to which the performance goals apply. The measurement of performance against goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion or analysis.

A Section 162(m) performance-based award shall not be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

15.    General Provisions Applicable to Awards.    Every Award and all Shares issued pursuant to the Plan shall be subject to the following provisions:

(a) Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. The Administrator will give notice of the determination to each Employee and Director to whom an Award is so granted within a reasonable time after the date of such grant.

(b)    No Rights to Employment or Other Status.    Neither the Plan nor any Award shall confer upon any Participant any rights with respect to continuing in Service with any Related Company, nor shall the Plan or any Award interfere in any way with the Participant’s right or the Related Company’s right to terminate the Participant’s Service at any time, with or without cause

(c)    Other Compensation Arrangements.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee, that is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(f)    Compliance with Section 409A.    To the extent an Award is subject to the requirements of Section 409A of the Code and related Department of Treasury guidance (‘‘Section 409A’’), then the applicable agreement evidencing such Award and the Plan shall be construed and administered in a manner such that the Award complies with Section 409A. In particular, if any Award is subject to Section 409A, then notwithstanding any provision herein to the contrary, (i) the Plan shall not permit the acceleration of, or changes in, the time or schedule of any distribution related to such Award, except to the extent consistent with the requirements of Section 409A and (ii) any payment in respect of such Award that is otherwise payable to a Participant who is a ‘‘specified employee’’ of the Company upon his or her separation from Service shall be delayed to the first day of the month following expiration of the six month period following the Participant’s separation from Service, to the extent required by Section 409A. In the event the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A.

(g)    Rights as a Stockholder.    Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of an Award. The Company shall issue (or cause to be issued) the Shares promptly after an Award is duly exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 hereof.

(h)    Conditions on Delivery of Shares.    The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions from Shares previously delivered under the Plan, until (i) all conditions of the Award have been met or removed to the satisfaction of the Administrator, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied in accordance with Applicable Laws; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Laws.

(i)    Amendment of Award.    The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, changing the expiration date or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that except as provided in Section 15(f), the Participant’s consent to such action shall be required unless the Administrator determines that the action would not materially and adversely affect the Participant; and provided, further, that without the prior approval of the Company’s shareholders, Options or stock appreciation rights and any other stock-based Award that is determined based upon appreciation of equity issued under the Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price or grant price of a previously granted Award or cancelled in exchange for consideration while the per share Exercise Price is lower than the Fair Market Value of a share of the stock underlying the Award, and no amendment shall be made without shareholder approval if shareholder approval is required by Applicable Laws.

(j)    Withholding Taxes.    Each Participant shall pay to the Company, or make provisions satisfactory to the Administrator for payment of, any taxes required by Applicable Laws to be withheld in connection with any Awards to the Participant no later than the date of the event creating the tax liability. Except as the Administrator may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(k)    Cancellation and Forfeiture for Misconduct.    Notwithstanding the terms of any Award or other provision of the Plan, in the event of any Misconduct by the Participant or Purchaser (whether before or after the Purchaser’s separation from Service), (i) all Awards granted to the Participant shall be terminated and the holder thereof shall have no further rights thereunder and (ii) all Shares then held by the Participant or Purchaser (or any successor) which were acquired by the Participant or Purchaser (or any successor) pursuant to an Award under the Plan shall thereupon be (or revert to being) Restricted Shares and shall be subject to a Right of Repurchase exercisable by the Company at any time within 180 days after the occurrence of such Misconduct or, if later, 180 days after the Company has knowledge of such Misconduct. The purchase price for Shares repurchased by the Company pursuant to the Right of Repurchase pursuant to this Section 13(m) shall be equal to the purchase price originally paid by the Participant or Purchaser for such Shares. The following shall constitute ‘‘Misconduct’’ by an Participant or Purchaser: (i) the unauthorized use or disclosure of the confidential information or trade secrets of any Related Company which use or disclosure causes material harm to the Related Company; (ii) conviction of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct of the Participant or Purchaser with respect to any Related Company; or (iv) the breach by the Participant or Purchaser of any material term of an agreement with a Related Company including covenants not to compete and provisions relating to confidential information and intellectual property rights.

(l)    Limits on Transferability of Awards.    An Incentive Stock Option shall be exercisable only by the Participant during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. A Nonstatutory Stock

Option, Stock Right, Dividend Equivalent Right or other stock-based Award may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to the Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquired a proprietary interest in the Nonstatutory Stock Option, Stock Right, Dividend Equivalent Right or other stock-based Award pursuant to the assignment. The terms applicable to such assigned portion shall be the same as those in effect for the Nonstatutory Stock Option, Stock Right, Dividend Equivalent Right or other stock-based Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which Awards may be exercised following the Participant’s death.

(m)    Administrator Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Participants uniformly.

16.    Amendment and Termination of the Plan.

(a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination.    Except as provided in Section 14(j), no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.    Reservation of Shares.    The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.    Effective Date; Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted and shall be effective on the date such approval is obtained. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

19.    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

L-1 Identity Solutions, Inc.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 7, 2008.

Vote by Internet
• •	Log on to the Internet and go to www.investorvote.com Follow the steps outlined on the secured website.
Vote by telephone
• •	Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the persons nominated for election to the Board of Directors of L-1 Identity Solutions, Inc. and a vote FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold
	01 - Milton E. Cooper			02 - Malcolm J. Gudis
	03 - John E. Lawler			04 - B. Boykin Rose

		For	Against	Abstain			For	Against	Abstain
2.	Approval of L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan.				3.	Ratification of selection of Deloitte & Touche LLP as independent registered public accountants for L-1 Identity Solutions, Inc. for the year ending December 31, 2008.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
	1 U P X	0 1 7 0 9 7 1
<STOCK#> 00UWSC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — L-1 Identity Solutions, Inc.

Proxy Solicited by the Board of Directors of L-1 Identity Solutions, Inc.
for the Annual Meeting of the Stockholders of L-1 Identity Solutions, Inc. to be held on May 7, 2008

The undersigned stockholder hereby appoints Robert V. LaPenta and Mark S. Molina, and each of them or such other persons as the Board of Directors of L-1 Identity Solutions, Inc. (the “Company”) may designate, as attorneys and proxies, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned as of March 17, 2008 at the Annual Meeting of Stockholders to be held on May 7, 2008 at 2:30 p.m., local time, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, and any adjournments or postponements thereof.

This proxy when properly executed and returned in a timely manner will be voted at the Annual Meeting and at any adjournment or postponement thereof in the manner described herein. If no direction is given, this proxy will be voted FOR Proposals One, Two and Three and in accordance with the proxy holder’s discretion respecting any other matters as may properly come before the meeting.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign this proxy and return it prior to the Annual Meeting in the enclosed envelope so that your shares may be represented at the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE